Exhibit 99.2

PROSPECTUS SUPPLEMENT                                           CERTIFICATES
(To Prospectus Dated ____________, 199__)                    SENIOR/SUBORDINATE


                               $_________________

                       IMC HOME EQUITY LOAN TRUST 199__-__
                              IMC MORTGAGE COMPANY
[LOGO]                        Seller and Servicer
                              IMC SECURITIES, INC.
                                    Depositor

         The IMC Home Equity Loan Pass-Through Certificates, Series 1998-1 (the "Certificates") will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7IO Certificates (collectively, the "Class A Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B Certificates (collectively with the Mezzanine Certificates, the "Subordinate Certificates") and (iv) the residual class with respect to each REMIC held by the Trust. Only the Class A Certificates, the Mezzanine Certificates and the Class B Certificates (collectively, the "Offered Certificates") are offered hereby.

         The Certificates represent undivided ownership interests in a pool of fixed rate home equity loans (the "Home Equity Loans") held by IMC Home Equity Loan Trust 199__-__ (the "Trust"), which are secured by first and second lien mortgages or deeds of trust primarily on one- to four-family residential properties. The Certificates also represent an undivided ownership interest in all interest and principal due under the respective Home Equity Loans after _______________, 199__ (the "Cut-Off Date"), security interests in the properties which secure the related Home Equity Loans (the "Properties"), funds on deposit in certain trust accounts, and certain other property.
                                                   (continued on following page)

         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-___herein, "Prepayment and Yield Considerations" beginning on page S-___herein and "Risk Factors" beginning on page __ in the Prospectus.

THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
  NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE
   SERVICER, EXCEPT AS DESCRIBED HEREIN, OR ANY OF THEIR AFFILIATES. NEITHER
      THE OFFERED CERTIFICATES NOR THE HOME EQUITY LOANS ARE INSURED OR
                     GUARANTEED BY ANY GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
       THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY
                              IS UNLAWFUL.

===============================================================================================================================
                                  Initial Certificate    Pass-Through         Price to         Underwriting       Proceeds to
                                   Principal Balance         Rate            Public(1)          Discount       Depositor(1)(2)
===============================================================================================================================
Per Class A-1 Certificate                                Variable(3)
-------------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Certificate
-------------------------------------------------------------------------------------------------------------------------------
Per Class A-3 Certificate
-------------------------------------------------------------------------------------------------------------------------------
Per Class A-4 Certificate                                    (4)
-------------------------------------------------------------------------------------------------------------------------------
Per Class A-5 Certificate                                    (4)
-------------------------------------------------------------------------------------------------------------------------------
Per Class A-6 Certificate                                    (4)
-------------------------------------------------------------------------------------------------------------------------------
Per Class A-7IO Certificate               (5)
-------------------------------------------------------------------------------------------------------------------------------
Per Class M-1 Certificate                                    (4)
-------------------------------------------------------------------------------------------------------------------------------
Per Class M-2 Certificate                                    (4)
-------------------------------------------------------------------------------------------------------------------------------
Per Class B Certificate                                      (4)
===============================================================================================================================
         Total    ..........
===============================================================================================================================

(1) Plus accrued interest (other than on the Class A-1 Certificates), if any, from _________, 19___.
(2) Before deducting expenses, estimated to be $_____________.
(3) The Pass-Through Rate on the Class A-1 Certificates adjusts monthly based on LIBOR as described herein.
(4) The Pass-Through Rate on this Class may be limited and is subject to adjustment after the Clean-Up Call Date, if outstanding, as described herein.
(5) Interest will be calculated on the basis of a Notional Principal Amount equal to the outstanding Certificate Principal Balance of the Class A-6 Certificates until the Payment Date in ___________________.

     The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, S.A. and the Euroclear System on or about _____________, 199___. The Offered Certificates will be offered in Europe and the United States of America.

      Underwriters of the Offered Certificates (other than the Class A-7IO
                                 Certificates)

                                 [Underwriters]

                   Underwriter of the Class A-7IO Certificates

       The date of this Prospectus Supplement is _________________, 199___





Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

(cover continued from previous page)
         The Class M-1 Certificates are subordinate in right of distribution to the Class A Certificates to the extent described herein. The Class M-2 Certificates are subordinate in right of distribution to the Class A Certificates and the Class M-1 Certificates to the extent described herein. The Class B Certificates are subordinate in right of distribution to the Class A Certificates and the Mezzanine Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Subordinate Certificates will equal approximately _____% of the initial aggregate Certificate Principal Balance of all of the Certificates.

         The Original Aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date was $____________ (of which approximately _____% by principal balance are first liens and the remainder are second liens). The Home Equity Loans were originated or purchased by IMC Mortgage Company (the "Seller" and "Servicer"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of ________, 199__ among the Seller, the Servicer, the Depositor and The Chase Manhattan Bank, as Trustee (the "Trustee").

         The Pooling and Servicing Agreement provides that additional Home Equity Loans (the "Subsequent Home Equity Loans") may be purchased by the Trust from the Depositor from time to time on or before ___________, 199__ from funds on deposit in the Pre-Funding Account. On the Closing Date (as defined below), an aggregate cash amount of approximately $____________ (the "Pre-Funded Amount") will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Home Equity Loans for the Trust.

         Distributions of principal and interest will be made to holders (the "Owners") of the Certificates on the _____ day of each month (or, if such day is not a business day, the next following business day) beginning _________, 199___ (each, a "Payment Date"). To the extent available, interest will be passed through on each Payment Date to the Owners of the Offered Certificates based on the related Certificate Principal Balance (as defined herein) or Notional Principal Amount (as defined herein) in the case of the Class A-7IO Certificates at the Pass-Through Rate applicable to such Class of Certificates, subject to the limitations described herein. The Pass-Through Rate for each Class of Offered Certificates (other than the Class A-1 Certificates) is set out on the cover hereof. The Pass-Through Rate for the Class A-1 Certificates adjusts monthly based on one-month LIBOR (as defined herein) or as otherwise described herein. The Pass-Through Rate for the Class A-7IO Certificates is described under "Summary of Terms -- Certificates Offered" herein. Distributions of principal in reduction of the Certificate Principal Balances will be made on each Payment Date in the manner and the amounts described herein.

         As described further herein, the Mezzanine Certificates and Class B Certificates may not be acquired by Plans (as defined herein). See "ERISA Considerations" herein.

         The Class A-7IO Certificates are interest-only Certificates. The yield to investors on the Class A-7IO Certificates will be, and the yield to investors on the other Classes of Offered Certificates sold at prices other than par may be, extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the related Home Equity Loans, which may vary over time. See "Summary of Terms -- Nature of Class A-7IO Certificates" and "Prepayment and Yield Considerations" herein and "Risk Factors" in the Prospectus.

         The Trust Estate will consist primarily of two segregated asset pools, with respect to which elections will be made to treat each as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. As described more fully herein, all Classes of the Offered Certificates will constitute a "regular interest" in the Upper-Tier REMIC. See "Federal Income Tax Consequences" herein and in the Prospectus.

         Prior to their issuance, there has been no market for the Offered Certificates and there can be no assurance that one will develop, or if it does develop, that it will provide liquidity, or that it will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

                              -------------------

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         The Offered Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated _____________, 199___, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

         To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Offered Certificates, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual distributions on, or the yield of, the Offered Certificates.

                                TABLE OF CONTENTS


                              Prospectus Supplement



                                                                            Page
                                                                            ----
SUMMARY OF TERMS.............................................................S-1
RISK FACTORS................................................................S-19
THE SELLER AND SERVICER.....................................................S-22
    General.................................................................S-22
    Credit and Underwriting Guidelines......................................S-23
    Delinquency, Loan Loss and Foreclosure Information......................S-25
THE DEPOSITOR...............................................................S-27
USE OF PROCEEDS.............................................................S-27
THE HOME EQUITY LOAN POOL...................................................S-27
    General.................................................................S-27
    Conveyance of Subsequent Home Equity Loans..............................S-32
    Interest Payments on the Home Equity Loans..............................S-33
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-33
    General.................................................................S-33
    Mandatory Prepayment....................................................S-34
    Prepayment and Yield Scenarios for Offered Certificates.................S-34
    Payment Lag Feature of Offered Certificates.............................S-39
    Yield Sensitivity of the Class A-7IO Certificates.......................S-39
FORMATION OF THE TRUST AND TRUST PROPERTY...................................S-40
ADDITIONAL INFORMATION......................................................S-41
DESCRIPTION OF THE OFFERED CERTIFICATES.....................................S-41
    General.................................................................S-41
    Payment Dates...........................................................S-41
    Distributions...........................................................S-42
    Calculation of LIBOR....................................................S-44
    Pre-Funding Account.....................................................S-44
    Capitalized Interest Account............................................S-44
    Book Entry Registration of the Offered Certificates.....................S-45
    Assignment of Rights....................................................S-48
CREDIT ENHANCEMENT..........................................................S-48
    Subordination of Subordinate Certificates...............................S-48
    Application of Realized Losses..........................................S-49
    Application of Monthly Excess Cashflow Amounts..........................S-49
THE POOLING AND SERVICING AGREEMENT.........................................S-52
    Covenant of the Seller to Take Certain Actions with Respect to the
         Home Equity Loans in Certain Situations............................S-52
    Assignment of Home Equity Loans.........................................S-53
    Servicing and Sub-Servicing.............................................S-54
    Removal and Resignation of Servicer.....................................S-57
    The Trustee.............................................................S-58
    Reporting Requirements..................................................S-58
    Removal of Trustee for Cause............................................S-60
    Governing Law...........................................................S-60
    Amendments..............................................................S-60
    Termination of the Trust................................................S-60
    Optional Termination....................................................S-61
FEDERAL INCOME TAX CONSEQUENCES.............................................S-61
    REMIC Elections.........................................................S-61
ERISA CONSIDERATIONS........................................................S-62
RATINGS.....................................................................S-65
LEGAL INVESTMENT CONSIDERATIONS.............................................S-66
UNDERWRITING................................................................S-67
CERTAIN LEGAL MATTERS.......................................................S-70
GLOBAL CLEARANCE, SETTLEMENT AND TAX
     DOCUMENTATION PROCEDURES................................................I-1
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS.................................A-1

                                   Prospectus

                                                                            Page
                                                                            ----
SUMMARY OF PROSPECTUS...........................................................
RISK FACTORS....................................................................
DESCRIPTION OF THE SECURITIES...................................................
    General.....................................................................
    Classes of Securities.......................................................
    Distributions of Principal and Interest.....................................
    Book Entry Registration.....................................................
    List of Owners of Securities................................................
THE TRUSTS......................................................................
    Mortgage Loans..............................................................
    Mortgage-Backed Securities..................................................
    Other Mortgage Securities...................................................
CREDIT ENHANCEMENT..............................................................
SERVICING OF MORTGAGE LOANS.....................................................
    Payments on Mortgage Loans..................................................
    Advances....................................................................
    Collection and Other Servicing Procedures...................................
    Primary Mortgage Insurance..................................................
    Standard Hazard Insurance...................................................
    Title Insurance Policies....................................................
    Claims Under Primary Mortgage Insurance Policies and Standard
         Hazard  Insurance Policies; Other Realization Upon
         Defaulted Loan.........................................................
    Servicing Compensation and Payment of Expenses..............................
    Master Servicer.............................................................
THE POOLING AND SERVICING AGREEMENT.............................................
    Assignment of Mortgage Assets...............................................
    Evidence as to Compliance...................................................
    The Trustee.................................................................
    Administration of the Security Account......................................
    Reports.....................................................................
    Forward Commitments; Pre-Funding............................................
    Servicer Events of Default..................................................
    Rights Upon Servicer Event of Default.......................................
    Amendment...................................................................
    Termination ................................................................
THE INDENTURE
    General.....................................................................
    Modification of Indenture...................................................
    Note Events of Default......................................................
    Rights Upon Note Events of Default..........................................
    List of Note Owners.........................................................
    Annual Compliance Statement.................................................
    Indenture Trustee's Annual Report...........................................
    Satisfaction and Discharge of Indenture.....................................
    Redemption of Notes.........................................................
    Reports by Indenture Trustee to Note Owners.................................
    Limitation on Suits.........................................................
    The Sale and Servicing Agreement............................................
USE OF PROCEEDS.................................................................
THE DEPOSITOR...................................................................
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS....................................
    General.....................................................................
    Foreclosure.................................................................
    Enforceability of Certain Provisions........................................
    Soldiers' and Sailors' Civil Relief Act.....................................
LEGAL INVESTMENT MATTERS........................................................
ERISA CONSIDERATIONS............................................................
FEDERAL INCOME TAX CONSEQUENCES.................................................
    Federal Income Tax Consequences For REMIC Securities........................
    Taxation of Regular Securities..............................................
    Taxation of Residual Securities.............................................
    Treatment of Certain Items of REMIC Income and Expense......................
    Tax-Related Restrictions on Transfer of Residual Securities.................
    Sale or Exchange of a Residual Security.....................................
    Taxes That May Be Imposed on the REMIC Pool.................................
    Liquidation of the REMIC Pool...............................................
    Administrative Matters......................................................
    Limitations on Deduction of Certain Expenses................................
    Taxation of Certain Foreign Investors.......................................
    Backup Withholding..........................................................
    Reporting Requirements......................................................
    Federal Income Tax Consequences for Securities..............................
         as to Which No REMIC Election Is Made..................................
     Standard Securities........................................................
     Premium and Discount.......................................................
     Stripped Securities........................................................
     Reporting Requirements and Backup Withholding..............................
     Taxation of Certain Foreign Investors......................................
     Debt Certificates..........................................................
     Notes......................................................................
     Taxation of Securities Classified as Partnership Interests.................
PLAN OF DISTRIBUTION............................................................
RATINGS.........................................................................
LEGAL MATTERS...................................................................
FINANCIAL INFORMATION...........................................................
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS....................................

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" for the location of the definitions of certain capitalized terms.

Issuer:                   IMC Home Equity Loan Trust 199__-__ (the
                          "Trust").

Certificates Offered:      $__________________ IMC Home Equity Loan Pass-Through
                           Certificates, Series 199__-__, to be issued in the following Classes (each, a "Class") and original
                           Certificate Principal Balances (each, a "Certificate
                           Principal Balance"), set forth below:

                           Initial Certificate
                           Principal Balance          Pass-Through Rate                Class
                           --------------------      ------------------               ------

                           $                                  (1)               Class A-1 Certificates
                           $                                                    Class A-2 Certificates
                           $                                                    Class A-3 Certificates
                           $                                  (2)               Class A-4 Certificates
                           $                                  (3)               Class A-5 Certificates
                           $                                  (3)               Class A-6 Certificates
                           $          (4)                     (4)               Class A-7IO Certificates
                           $                                  (3)               Class M-1 Certificates
                           $                                  (3)               Class M-2 Certificates
                           $                                  (3)               Class B Certificates


                           (1) On each Payment Date, the "Class A-1 Pass-Through Rate" will be equal to the lesser of (x) the rate equal to the London interbank offered rate for United States Dollar deposits ("LIBOR") (calculated as described under "Description of the Offered Certificates-Calculation of LIBOR" herein) plus ____% per annum and (y) the weighted average of the Coupon Rates on the Home Equity Loans, less ________% per annum (the rate described in this clause (y), the "Available Funds Cap").

                           (2) The Pass-Through Rate with respect to the Class A-4 will on any Payment Date equal the lesser of (x) ____% and (y) the weighted average Coupon Rate of the Home Equity Loans less the sum of approximately (a) _______% per annum and (b) for the first 30 Payment Dates, the product of (1) ____% per annum and (2) the Class A-7IO Notional Principal Amount divided by the Loan Balance of the Home Equity Loans, or thereafter, zero.

                           (3) The Pass-Through Rate with respect to the Class A-5, Class A-6, Class M-1, Class M-2 and Class B Certificates will on any Payment Date equal the lesser of (x) the Pass-Through Rate for such Class set out above for any Payment Date which occurs on or prior to the Clean-Up Call Date, and with respect to any Payment Date thereafter, the sum of (i) the Pass-Through Rate for such Class set out above plus
                           (ii) ____% per annum and (y) the weighted average Coupon Rate of the Home Equity Loans less the sum of approximately (a) ______% per annum and (b) for the first ___ Payment Dates, the product of (1) _____% per annum and (2) the Class A-7IO Notional Principal Amount divided by the Loan Balance of the Home Equity Loans, or thereafter, zero.

                           (4) Interest will be calculated on the Class A-7IO Certificates on each Payment Date on the basis of a "Notional Principal Amount" equal to, for the first 30 Payment Dates the outstanding Class A-6 Certificate Principal Balance, as of the first day of the related Remittance Period and, thereafter, zero. Reference to the Notional Principal Amount of the Class A-7IO Certificates is solely for convenience on certain calculations and does not represent the right to receive any distribution allocable to principal.

                           The Certificates will consist of (i) the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the "Class A-6 Certificates" and the "Class A-7IO Certificates" (collectively, the "Class A Certificates"), (ii) the "Class M-1 Certificates" and the "Class M-2 Certificates" (collectively, the "Mezzanine Certificates") and (iii) the "Class B Certificates" (and together with the Mezzanine Certificates, the "Subordinate Certificates"). Only the Class A Certificates, the Mezzanine Certificates and the Class B Certificates (collectively, the "Offered Certificates") are offered hereby.

                           The initial aggregate Certificate Principal Balance of the Subordinate Certificates will equal _____% of the initial aggregate Certificate Principal Balance of all Certificates.

                           The Subordinate Certificates are subordinate in right of distribution to the Class A Certificates to the extent described herein. The Class M-1 Certificates are subordinate to the Class A Certificates to the extent described herein. The Class M-2 Certificates are subordinate to the Class A Certificates and Class M-1 Certificates to the extent described herein. The Class B Certificates are subordinate to the Class A Certificates and the Mezzanine Certificates to the extent described herein.

                           On any date after the Closing Date, the "Aggregate Certificate Principal Balance" is the sum of the Certificate Principal Balance of all Classes of the Offered Certificates (other than the Class A-7IO Certificates).

Depositor:                 IMC Securities, Inc. (the "Depositor"), a Delaware
                           corporation. The Depositor's principal executive offices are located at 5901 East Fowler Avenue, Tampa, Florida 33617-2362.

Seller and Servicer:       IMC Mortgage Company (the "Seller" and the
                           "Servicer"), a Florida corporation. The Seller's and
                           Servicer's principal executive offices are located at 5901 East Fowler Avenue, Tampa, Florida 33617-2362.

Trustee:                   ___________________, a ____________________
                           corporation, as trustee (the "Trustee"). The Trustee shall receive a fee (the "Trustee Fee") equal to _______% per annum, payable monthly at one-twelfth the annual rate of the aggregate outstanding Loan Balance of the Home Equity Loans.

Custodian:                 _________________, a national banking association, as
                           Custodian (the "Custodian").

Cut-Off Date:              As of the close of business on _________, 199__ (the
                           "Cut-Off Date").

Closing Date:              On or about __________, 199__ (the "Closing Date").

Description of the
Certificates Offered:      The Offered Certificates represent fractional
                           undivided interests in the Trust and have the rights described in the Pooling and Servicing Agreement dated as of ___________, 199__ among the Depositor, the Seller, the Servicer and the Trustee (the
                           "Pooling and Servicing Agreement"). The Trust assets
                           (not all of which will be included in a REMIC election) will include the home equity loans (the
                           "Home Equity Loans"), all interest and principal due under the respective Home Equity Loans after the Cut-Off Date, security interests in the properties securing such Home Equity Loans (the "Properties"), funds on deposit in the Non-REMIC Accounts and certain other property. See "Formation of the Trust and Trust Property" herein.

                           On the Closing Date, the Pre-Funded Amount (as defined herein) will be deposited in a trust account in the name of the Trustee (the "Pre-Funding Account"). It is intended that additional Home Equity Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Home Equity Loans") will be purchased by the Trust from the Depositor from time to time on or before ____________, 199__ from funds on deposit in the Pre-Funding Account. As a result, the aggregate principal balance of the Home Equity Loans will increase by an amount equal to the aggregate principal balance of the Subsequent Home Equity Loans so purchased and the amount in the Pre-Funding Account will decrease proportionately.

                           As described below, on the Closing Date, cash will be deposited in the name of the Trustee in the Capitalized Interest Account (as defined herein). Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest during the Funding Period (as described herein under "Capitalized Interest Account") on the Offered Certificates attributable to the provisions allowing for purchase of Subsequent Home Equity Loans after the Cut-Off Date.

Other Certificates:        In addition to the Offered Certificates, the Trust
                           will issue, pursuant to the Pooling and Servicing
                           Agreement, a residual Class of Certificates (the
                           "Class R Certificates") which will represent an undivided ownership interest in the Upper-Tier REMIC.
                           The Offered Certificates and the Class R Certificates are herein referred to as the "Certificates." Only the Offered Certificates are offered hereby.

Denominations:             The Offered Certificates are issuable in minimum
                           denominations of an original principal amount or Notional Principal Amount, as applicable, of $_________ and multiples of $_________ in excess thereof.

The Home Equity Loans:     The Home Equity Loans to be conveyed to the Trust by
                           the Depositor on the Closing Date (the "Initial Home
                           Equity Loans") will consist of fixed rate conventional home equity loans and the Notes relating thereto. As of the Cut-Off Date, there are ___________ Initial Home Equity Loans. The Initial
                           Home Equity Loans are secured by first and second lien mortgages or deeds of trust primarily on one-to- four family residential properties located in ___ states and the District of Columbia. No Combined
                           Loan-to-Value Ratio (based upon appraisals made at the time of origination of the related Home Equity
                           Loan) relating to any Initial Home Equity Loan exceeded ___% as of the Cut-Off Date except for ____ loans with an aggregate Loan Balance of $_____________ (or ____% of the aggregate Loan
                           Balance of the Initial Home Equity Loans), which had a Combined Loan-to-Value Ratio not greater than ____%. None of the Initial Home Equity Loans are insured by pool mortgage insurance policies and no significant portion of the Initial Home Equity Loans are insured by primary mortgage insurance policies.
                           The Home Equity Loans are not guaranteed by the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. The Home Equity Loans will be serviced by the Servicer generally in accordance with the standards and procedures required by Fannie
                           Mae for Fannie Mae mortgage-backed securities and in accordance with the terms of the Pooling and Servicing Agreement.

                           As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans was $___________. The minimum and maximum Loan Balances of the Initial Home Equity Loans as of the Cut-Off Date were $__________ and $________, respectively. The weighted average interest rate (the "Coupon Rate") of the Initial Home Equity Loans as of the Cut-Off Date was ____%; the Coupon Rates of the Initial Home Equity Loans ranged from ____% to _____%; the weighted average Combined Loan-to-Value Ratio of the Initial Home Equity Loans was _____%; the weighted average remaining term to maturity of the Initial Home Equity Loans was ____ months; and the remaining terms to maturity of the Initial Home Equity Loans ranged from ___ months to ____ months. As of the Cut-Off Date, _____% of the aggregate Loan Balance of the Initial Home Equity Loans were secured by first mortgages and ____% of the aggregate Loan Balance of the Initial Home Equity Loans were secured by second mortgages. Initial Home Equity Loans containing "balloon" payments represented approximately ____% of the aggregate Loan Balance of the Initial Home Equity Loans. No Initial Home Equity Loan will mature later than ___________, 20___. See "The Home Equity Loan Pool -- Initial Home Equity Loans" herein.

Final Scheduled Payment
 Date: The Final Scheduled Payment Date for each Class of the Offered Certificates is as set forth below, although it is anticipated that the actual final Payment Date for each Class of the Offered Certificates will occur significantly earlier than the related Final Scheduled Payment Date. See "Prepayment and Yield Considerations" herein.

                                                                 Final Scheduled
                                                                  Payment Date
                                                                ---------------

                           Class A-1 Certificates
                           Class A-2 Certificates
                           Class A-3 Certificates
                           Class A-4 Certificates
                           Class A-5 Certificates
                           Class A-6 Certificates
                           Class A-7IO Certificates
                           Class M-1 Certificates
                           Class M-2 Certificates
                           Class B Certificates


Distributions--General:    On the 20th day of each month, or if such a day is
                           not a Business Day, then the next succeeding Business
                           Day, commencing __________, 199__ (each such day being a "Payment Date"), the Trustee will be required, subject to the availability of amounts therefor, pursuant to the cashflow priority hereinafter described, to distribute to the holders
                           (the "Owners") of each Class of Certificates, other than the Class A-1 Certificates, of record as of the last day of the calendar month preceding the month in which such Payment Date occurs and to the Owners of the Class A-1 Certificates of record as of the day immediately preceding such Payment Date (each such date, the "Record Date") the applicable "Class
                           Distribution Amount" which shall be the sum of (x) the related Current Interest, (y) the related
                           Interest Carry Forward Amount, if any, and (z) the related Principal Distribution Amount (each as defined below). Such amounts shall be distributed to the Offered Certificates in the manner described below.

                           For each Payment Date, interest due with respect to the Offered Certificates (other than the Class A-1 Certificates) will be interest which has accrued on the related Certificate Principal Balance or Notional Principal Amount, as the case may be, during the calendar month immediately preceding the month in which such Payment Date occurs. The interest due with respect to the Class A-1 Certificates will be the interest which has accrued on the Class A-1 Certificate Principal Balance from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. Each such period relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates. All calculations of interest on the Offered Certificates (other than the Class A-1 Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Class A-1 Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

                           A "Business Day" is any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, Tampa, Florida or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Interest:                  On each Payment Date the Interest Remittance Amount
                           will be distributed in the following order of priority:


                           First, to the Trustee, the Trustee Fee and any Trustee Reimbursable Expenses;

                           Second, to the Owners of the Class A Certificates (including the Class A-7IO Certificates), the related Current Interest plus the Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Remittance Amount less the amount paid to the Trustee as the Trustee Fee and Trustee Reimbursable Expenses (such amount, the "Interest Amount Available") is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest at the related Pass-Through Rate;

                           Third, to the extent of the Interest Amount Available then remaining, to the Owners of the Class M-1 Certificates, the related Current Interest;

                           Fourth, to the extent of the Interest Amount
                           Available then remaining, to the Owners of the Class M-2 Certificates, the related Current Interest;

                           Fifth, to the extent of the Interest Amount Available then remaining, to the Owners of the Class B Certificates, the related Current Interest; and

                           Sixth, the amount, if any, of the Interest Amount Available remaining in the Certificate Account after application with respect to the priorities set forth above is defined as the "Monthly Excess Interest Amount" for such Payment Date and shall be applied as described below under "Credit Enhancement -- Application of Monthly Excess Cashflow Amounts" in this Summary of Terms.

                           "Current Interest" with respect to each Class of Offered Certificates means, with respect to any Payment Date the sum of (i) the aggregate amount of interest accrued during the preceding Accrual Period at its applicable Pass-Through Rate on the Certificate Principal Balance (or the Notional Principal Amount with respect to the Class A-7IO Certificates) of such Class of Certificates plus (ii) the Preference Amount as it relates to interest previously paid on such Class of the Offered Certificates prior to such Payment Date; provided, however, that with respect to each Class of Offered Certificates, Current Interest will be reduced by such Class' pro rata share of any Civil Relief Interest Shortfalls (as defined in the Pooling and Servicing Agreement).

                           "Interest Remittance Amount" means as of any Monthly Remittance Date, the sum, without duplication, of (i) all interest due during the related Remittance Period on the Home Equity Loans (less the Servicing Fee),
                           (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date, (iii) the portion of any Substitution Amount relating to interest, (iv) the portion of any purchase price relating to interest on any Home Equity Loan repurchased during the related Remittance Period, (v) any amounts required to be applied from the Capitalized Interest Account and (vi) the portion of Net Liquidation Proceeds relating to interest.

                           The "Interest Carry Forward Amount" with respect to any Class of the Offered Certificates for any Payment Date is the sum of (x) the amount, if any, by which
                           (i) the sum of the Current Interest for such Class as of the immediately preceding Payment Date and all prior unpaid Interest Carry Forward Amounts exceeded
                           (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Offered Certificates on such immediately preceding Payment Date plus (y) 30 days' interest on such amount, calculated at the related Pass-Through Rate in effect with respect to such Class of Offered Certificates.

Principal:                 On each Payment Date (a) before the Stepdown Date or
                           (b) with respect to which a Trigger Event is in effect, Owners of the Class A Certificates (other than the Class A-7IO Certificates) will be entitled to receive payment of 100% of the Principal
                           Distribution Amount for such Payment Date as follows:
                           first, to the Owners of the Class A-6 Certificates, the Class A-6 Lockout Distribution Amount and second, to the Owners of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5
                           Certificates and the Class A-6 Certificates (without regard to the Class A-6 Lockout Distribution Amount), in that order, in each case, until the Certificate
                           Principal Balance of each Class of Class A
                           Certificates has been reduced to zero.

                           On each Payment Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Owners of all Classes of the Offered Certificates (other than the Class A-7IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount as follows:

                           First, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount shall be distributed as follows: (i) to the Owners of the Class A-6 Certificates, in an amount equal to the Class A-6 Lockout Distribution Amount and, (ii) to the Owners of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates (without regard to the Class A-6 Lockout Distribution Amount), in that order, in each case, until the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero;

                           Second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount shall be distributed to the Owners of the Class M-1 Certificates, until the Class M-1 Certificate Principal Balance has been reduced to zero;

                           Third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates in clause First above and the amount distributed to the Owners of the Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount shall be distributed to the Owners of the Class M-2 Certificates, until the Class M-2 Certificate Principal Balance has been reduced to zero;

                           Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to clause Third above and (y) the Class B Principal Distribution Amount shall be distributed to the Owners of the Class B Certificates, until the Class B Certificate Principal Balance has been reduced to zero; and,

                           Fifth, any amount of the Principal Remittance Amount remaining after making all of the distributions in clauses First, Second, Third and Fourth above shall be included as part of the Monthly Excess Cashflow Amount and shall be applied as described below under "Credit Enhancement -- Application of Monthly Excess Cashflow Amounts" in this Summary of Terms.

                           Notwithstanding the foregoing, in the event that the Certificate Principal Balance of each Class of the Class A Certificates has been reduced to zero, all amounts of principal that would have been distributed to the Class A Certificates will be distributed to the Subordinate Certificates sequentially in the following order: Class

                           M-1, Class M-2 and Class B. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the Class M-2 and Class B Certificates in that order. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the Class B Certificates.

                           Payments of principal on the Class A Certificates shall be paid out in the order described above, provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates shall be distributed pro rata.

                           The Class A-7IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

                           The Owners of the Class A-6 Certificates are entitled to receive payments of the Class A-6 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-5 Certificate Principal Balance is zero, the Owners of the Class A-6 Certificates will be entitled to receive the entire Class A Principal Distribution Amount for such Payment Date.

                           In addition to the following definitions, the above discussion makes use of a number of defined terms which are defined under "Description of the Offered Certificates -- Distributions" herein.

                           "Principal Distribution Amount" means, as of any Payment Date, the sum of (i) the Principal Remittance Amount minus, for Payment Dates occurring on and after the Stepdown Date, the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

                           The "Class A-6 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-6 Lockout Percentage for such Payment Date and (ii) the Class A-6 Lockout Pro Rata Distribution Amount for such Payment Date. In no event shall the Class A-6 Lockout Distribution Amount exceed the outstanding Class A-6 Certificate Principal Balance.

                           The "Class A-6 Lockout Percentage" for each Payment Date shall be as follows:

                                                      Payment Dates                       Lockout Percentage
                                                     --------------                       ------------------


                                               ______ 199__ - ______ 20__
                                               ______ 20___ - ______ 20__
                                               ______ 20___ - ______ 20__
                                               ______ 20___ - ______ 20__
                                               _______20__ and thereafter

                           The "Class A-6 Lockout Pro Rata Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Class A Certificates immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount for such Payment Date.

                           The "Remittance Period" with respect to any Monthly Remittance Date is the period from the second day of the month immediately preceding such Monthly

                           Remittance Date to the first day of the month in which such Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account, which is the 18th day of each month, or if such day is not a Business Day, the next preceding Business Day, commencing in ________ 199__.

                           "Principal Remittance Amount" means as of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Servicer on the Home Equity Loans during the related Remittance Period, (ii) the Loan Balance of each Home Equity Loan that was repurchased from the Trust during the related Remittance Period, (iii) any Substitution Amount relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan during the related Remittance Period, (iv) all Net Liquidation Proceeds actually collected by the Servicer during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal) and (v) any amount remaining in the Pre-Funding Account following the Funding Period.

                           A "Trigger Event" has occurred with respect to a Payment Date if the percentage obtained by dividing
                           (x) the principal amount of ____ Day Delinquent Loans by (y) the aggregate outstanding Loan Balance of the Home Equity Loans as of the last day of the immediately preceding Remittance Period equals or exceeds one-half of the Senior Enhancement Percentage.

                           "Stepdown Date" means the earlier to occur of (i) the later to occur of (x) the Payment Date in _________ 20___ and (y) the first Payment Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Payment
                           Date) is greater than or equal to the Senior
                           Specified Enhancement Percentage and (ii) the Payment Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

                           "Class A Principal Distribution Amount" means as of any Payment Date (a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the outstanding Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance as of the last day of the related Remittance Period minus $_______________.

                           "Class M-1 Principal Distribution Amount" means as of any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date) and (ii) the Class M-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) ____% and (ii) the outstanding Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and
                           (B) the aggregate outstanding Loan Balance as of the last day of the related Remittance Period minus $____________.

                           "Class M-2 Principal Distribution Amount" means as of any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date),
                           (ii) the Class M-1 Certificate Principal Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Payment
                           Date) and (iii) the Class M-2 Certificate Principal Balance immediately prior to such Payment Date over
                           (y) the lesser of

                           (A) the product of (i) ____% and (ii) the outstanding aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance as of the last day of the related Remittance Period minus $____________.

                           "Class B Principal Distribution Amount" means as of any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Payment Date),
                           (ii) the Class M-1 Certificate Principal Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Payment
                           Date), (iii) the Class M-2 Certificate Principal Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such date) and (iv) the Class B Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) ____% and (ii) the outstanding aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance as of the last day of the related Remittance Period minus $____________.

                           "Overcollateralization Amount" means as of any Payment Date the difference between (x) the Loan Balance of the Home Equity Loans as of the last day of the immediately preceding Remittance Period and
                           (y) the Aggregate Certificate Principal Balance (after taking into account all distributions of principal on such Payment Date).

                           "Senior Enhancement Percentage" for any Payment Date is the percentage obtained by dividing (x) the sum of
                           (i) the aggregate Certificate Principal Balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Payment Date by (y) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

                           "Senior Specified Enhancement Percentage" on any date of determination thereof means _____%.

                           "Extra Principal Distribution Amount" means, as of any Payment Date, the lesser of (x) the Monthly Excess Interest Amount for such Payment Date and (y) the Overcollateralization Deficiency for such Payment Date.

                           "Overcollateralization Deficiency" means, as of any Payment Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Payment Date over (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Aggregate Certificate Principal Balance resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Applied Realized Loss Amount on such Payment Date.

                           "Overcollateralization Release Amount" means, as of any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Overcollateralization Amount for such Payment Date, assuming that 100% of the Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Offered Certificates and (ii) the Targeted Overcollateralization Amount for such Payment Date. Notwithstanding the foregoing, the Overcollateralization Release Amount will be $0 on any Payment Date if certain loss and delinquency events are continuing on such Payment Date as described more fully in the Pooling and Servicing Agreement. In such event, amounts which would otherwise be Overcollaterization Release Amounts will be applied to reduce the Certificate Principal Balance of the Subordinate Certificates in reverse order of seniority.

                           "Targeted Overcollateralization Amount" means, as of any Payment Date, (x) prior to the Stepdown Date, $_______________ and (y) on and after the Stepdown Date, the greater of (i) ____% of the aggregate outstanding Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and
                           (ii) $__________.

                           "Preference Amount" means any amount previously distributed to an Owner on an Offered Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Monthly Servicing Fee:     The Servicer will retain a fee (the "Servicing Fee")
                           equal to ____% per annum, payable monthly at one-twelfth the annual rate of the then outstanding principal balance of each Home Equity Loan as of the first day of each Remittance Period.

Credit Enhancement:        The Credit Enhancement provided for the benefit of
                           the Owners of the Offered Certificates consists of the subordination of the Subordinate Certificates to the Class A Certificates, the further subordination within the Subordinate Certificates, the priority of application of Realized Losses and the application of Monthly Excess Cashflow Amounts.

                           Subordination of Subordinate Certificates. The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the Home Equity Loans will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses.

                           The protection afforded to the Owners of the Class A Certificates by means of the subordination of the Subordinate Certificates and the Class R Certificates will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a Payment Date in respect of the Subordinate Certificates and the Class R Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of the Subordinate Certificates and the Class R Certificates.

                           In addition, the rights of the Owners of the Class M-2, Class B and Class R Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

                           The rights of the Owners of the Class B and Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Class A, Class M-1 and Class M-2 Certificates and the rights of Owners of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Offered Certificates.

                           Application of Realized Losses. If a Home Equity Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Home Equity Loan. The amount of such insufficiency is a "Realized Loss". Realized Losses will, in effect, be absorbed first, by the Class R Certificates (both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the Overcollateralization Amount), second, by the Owners of the Class B Certificates, third, by the Owners of the Class M-2 Certificates, and, fourth, by the Owners of the Class M-1 Certificates.

                           To the extent that the pool of Home Equity Loans experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Home Equity Loans (i.e, a reduction in the collateral balance will occur). Since the Overcollateralization Amount is the excess, if any, of the collateral balance over the Aggregate Certificate Principal Balance, Realized Losses will in the first instance reduce the Overcollateralization Amount.

                           The Pooling and Servicing Agreement requires that the Overcollateralization Amount be initially increased to, and thereafter maintained at, the Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Monthly Excess Interest Amounts to the funding of the Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the Home Equity Loans but are distributed as principal on the Offered Certificates, will increase the Overcollateralization Amount.

                           If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the Offered Certificates on such Payment Date, the Aggregate Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), then the Certificate Principal Balance of the Subordinate Certificates will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an "Applied Realized Loss Amount", which is applied as a reduction in the Certificate Principal Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Class B Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Principal Balance until it is reduced to zero and then against the Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

                           Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such "write down" may, on future Payment Dates be paid to Owners of the Subordinate Certificates which experienced the "write down", in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the Subordinate Certificates on such Payment Date.

                           Application of Monthly Excess Cashflow Amounts. The weighted average net Coupon Rate for the Home Equity Loans is expected to be generally higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The

                           Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance to amortize more rapidly than the pool of Home Equity Loans, resulting in overcollateralization.

                           The required level of overcollateralization for any Payment Date is the Targeted Overcollateralization Amount for such Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $_____________. Since the actual level of the Overcollateralization Amount is $0 as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount will increase to the level of the Targeted Overcollateralization Amount.

                           If, once the Targeted Overcollateralization Amount has been reached, Realized Losses occur, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Loan Balance of the Home Equity Loans without giving rise to a corresponding reduction of the Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

                           On and after the Stepdown Date, the Targeted
                           Overcollateralization Amount is permitted to decrease or "step-down" below the $____________ level to a level equal to ____% of the then current aggregate outstanding Loan Balance (subject to a floor of $_________). If the Targeted Overcollateralization Amount is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the aggregate outstanding Loan Balance of the Home Equity Loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust. The amount of such releases are the Overcollateralization Release Amounts.

                           On any Payment Date, the sum of the Monthly Excess Interest Amount and the Overcollateralization Release Amount is the "Monthly Excess Cashflow Amount", which is required to be applied in the following order of priority on such Payment Date:

                                (1) to fund the Extra Principal Distribution Amount for such Payment Date;

                                (2)  to fund the Class M-1 Interest Carry
                                     Forward Amount, if any;

                                (3)  to fund the Class M-1 Realized Loss
                                     Amortization Amount for such Payment Date;

                                (4)  to fund the Class M-2 Interest Carry
                                     Forward Amount, if any;

                                (5)  to fund the Class M-2 Realized Loss
                                     Amortization Amount for such Payment Date;

                                (6) to fund the Class B Interest Carry Forward Amount, if any;

                                (7)  to fund the Class B Realized Loss
                                     Amortization Amount for such Payment Date;

                                (8)  to the Servicer to the extent of any
                                     unreimbursed Delinquency Advances or
                                     Servicing Advances;

                                (9)  to the Trustee for reimbursement of
                                     expenses of the Trustee that are not
                                     Trustee Reimburseable Expenses; and

                                (10) to fund a distribution to Owners of the
                                     Class R Certificates.

Nature of Class A-7IO
Certificates:              General Character as an Interest-Only Security. As
                           the owners of interest-only strip securities, the Owners of the Class A-7IO Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class A-7IO Certificates will be affected by prepayments, liquidations and other dispositions of the Home Equity Loans to a greater degree than will the Owners of the other Classes of Offered
                           Certificates. In addition, the Notional Principal
                           Amount applicable to interest calculations on the Class A-7IO Certificates is (x) through the Payment
                           Date in __________ 20___, the Class A-6 Certificate
                           Principal Balance and (y) thereafter, zero. Since the Class A-6 Certificates will amortize in accordance with the distribution of the Class A-6 Lockout
                           Distribution Amount, the performance of the Class
                           A-7IO Certificates is intended to be more stable than if such Notional Principal Amount were calculated using the underlying Home Equity Loans directly.
                           However, there can be no assurance that such will be the case. Because there are ______ Initial Home
                           Equity Loans, the prepayment experience of any one
                           Home Equity Loan will not be material to an investor's overall return.

                           In general, losses due to liquidations, repurchases by the Servicer and other dispositions of Home Equity Loans from the Trust will have the same effect on the Owners of the Class A-7IO Certificates as do prepayments of principal and are collectively referred to as "Prepayments."

                           Because the yield to Owners of the Class A-7IO Certificates is more sensitive to rates of prepayment, it is advisable for potential investors in the Class A-7IO Certificates to consider carefully, and to make their own evaluation of, the effect of any particular assumption regarding the rates and the timing of prepayments. In general, when interest rates decline, prepayments in a pool of receivables such as the Home Equity Loans will increase as borrowers seek to refinance at lower rates. This will have the effect of reducing the future stream of payments available to an owner of an interest-only security based on such receivables pool, thus adversely affecting such investor's yield. Conversely, when interest rates increase, prepayments will tend to decrease (because attractive refinancing opportunities are not available) and the future stream of payments available to such an owner of an interest-only security may not decline as rapidly as originally anticipated. See "Prepayment and Yield Considerations -- Yield Sensitivity of the Class A-7IO Certificates" herein for other factors which may also influence prepayment rates.

                           Applicability of Credit Enhancement to the Class A-7IO Certificates. As described above under "Credit Enhancement," the Trust includes provisions which subordinate the distributions on the Subordinate Certificates and the Class R Certificates for each Payment Date for the purpose, inter alia, of funding the full amounts due on each Class of the Class A Certificates, including the Class A-7IO Certificates, on each Payment Date.

                           In general, the protection afforded by such subordination and overcollateralization features is for credit risk and not for prepayment risk. These features do not guarantee or insure that any particular rate of prepayment is experienced by the Trust. If the entire pool of Home Equity Loans were to prepay in the initial month, with the result that the Owners of the Class A-7IO Certificates receive only a single month's interest and thus suffer a nearly complete loss on their investments, no amounts would be available from the overcollateralization feature to mitigate such loss.

                           Accrual of "Original Issue Discount." The Class A-7IO Certificates will be issued with "original issue discount" within the meaning of the Code. As a result, in certain rapid prepayment environments the effect of the rules governing the accrual of original issue discount may require Owners of the Class A-7IO Certificates to accrue original issue discount at a rate in excess of the rate at which distributions are received by such Owners. See "Federal Income Tax Consequences" herein and in the Prospectus.

Pre-Funding Account:       On the Closing Date, an aggregate cash amount (the
                           "Pre-Funded Amount") of approximately
                           $_______________ will be deposited in the Pre-Funding
                           Account. During the period (the "Funding Period") from the Closing Date until the earliest to occur of
                           (i) the date on which the Pre-Funded Amount is reduced to $________ or less, (ii) the occurrence of a "Servicer Termination Event" (as defined in the Pooling and Servicing Agreement) or (iii) ________,
                           199__, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Home Equity Loans in accordance with the Pooling and Servicing
                           Agreement. Subsequent Home Equity Loans purchased on any date (each, a "Subsequent Transfer Date") must satisfy the criteria set forth in the Pooling and Servicing Agreement. See "The Home Equity Loan Pool--
                           Conveyance of Subsequent Home Equity Loans" herein.
                           Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Offered Certificates (other than the Class A-7IO
                           Certificates) then entitled to receive payments of principal on the Payment Date immediately following the end of the Funding Period, thus resulting in a partial principal prepayment of such Offered
                           Certificates as specified herein under "Description of the Offered Certificates-- Distributions." All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account and, to the extent required by the Pooling and Servicing
                           Agreement, then deposited into the Certificate
                           Account. The Pre-Funding Account will not be an asset of either the Lower-Tier REMIC or the Upper-Tier
                           REMIC.

Capitalized Interest
 Account: On the Closing Date, cash will be deposited in a trust account (the "Capitalized Interest Account") in the name of, and maintained by, the Trustee on behalf of the Owners of the Offered Certificates. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee on each Payment Date during and immediately after the Funding Period to fund the excess, if any, of (x) the interest accruing on the outstanding Pre-Funded Amount as of the end of the related Remittance Period at a rate equal to (i) the weighted average of the Pass-Through Rates on the Offered Certificates (except for the Class A-7IO Certificates) and (ii) the Current Interest on the Class A-7IO Certificates expressed as a percentage of the Aggregate Certificate Principal Balance over (y) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account. Such amounts on deposit will be so applied by the Trustee on each Payment Date during and immediately following the end of the Funding Period to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the depositor of such funds immediately after the end of the Funding Period. The Capitalized Interest Account will not be an asset of either the Lower-Tier REMIC or the Upper-Tier REMIC.

Mandatory Prepayment of
 Certificates:             It is intended that the principal amount of
                           Subsequent Home Equity Loans sold to the Trust will require application of substantially all of the original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the Owners of the Offered Certificates from the Pre-Funding Account. In the event that the Depositor is unable to sell Subsequent Home Equity
                           Loans to the Trust in an amount equal to the Pre-Funded Amount, principal prepayments to Owners of the Class or Classes of Offered Certificates (other than the Class A-7IO Certificates) then entitled to receive payments of principal will occur no later than the Payment Date immediately following the end of the Funding Period in an amount equal to the Pre-Funded Amount remaining at the end of the Funding
                           Period.

Book-Entry Registration
 of the Offered
 Certificates:             Each Class of the Offered Certificates will initially
                           be issued in book-entry form. Persons acquiring beneficial ownership interests in such Offered
                           Certificates ("Beneficial Owners") may elect to hold their interests through The Depository Trust Company
                           ("DTC"), in the United States, or Cedel Bank, S.A.
                           ("Cedel") or the Euroclear System ("Euroclear") in
                           Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more
                           Certificates registered in the name of Cede & Co.
                           ("Cede"), as the nominee of DTC or one of the European Depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A.
                           ("Citibank") or The Chase Manhattan Bank ("Chase" and together with Citibank, the "European Depositaries"), on the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC or one of the European Depositaries. The Offered
                           Certificates will initially be registered in the name of Cede. The interests of the Owners of such Certificates will be represented by book-entries on the records of DTC and participating members thereof.
                           No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive
                           Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Offered Certificates reflect the rights of Beneficial
                           Owners only as such through DTC and its participating organizations for so long as such Offered
                           Certificates are held by DTC. See "Description of the Offered Certificates -- Book-Entry Registration of the Offered Certificates" herein, and "Description of the Certificates--Book Entry Registration" in the Prospectus.

Optional Termination:      The Owners of the Class R Certificates will have the
                           right to purchase all the Home Equity Loans on the "Clean-Up Call Date" occurring on any Monthly
                           Remittance Date when the aggregate Loan Balance of the Home Equity Loans has declined to 10% or less of the sum of (x) the Original Aggregate Loan Balance plus (y) the original Pre-Funded Amount (such sum, the "Maximum Collateral Amount"). See "The Pooling and Servicing Agreement--Optional Termination" herein.

Ratings: It is a condition of issuance of the Offered Certificates that each Class of the Offered Certificates receive at least the ratings set out below from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies ("Standard & Poor's") and Fitch IBCA, Inc. ("Fitch"):

                           Class               Moody's      Standard & Poor's      Fitch
                           -----               -------      -----------------      -----
                           A-1 through A-6     Aaa          AAA                    AAA
                           A-7IO               Aaa          AAAr                   AAA
                           M-1                 Aa2          AA                     AA+
                           M-2                 A2           A                      A+
                           B                   Baa3         BBB-                   BBB

                           Moody's, Standard & Poor's and Fitch are referred to herein collectively as the "Rating Agencies." A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Ratings" herein.

                           Ratings of the Class A-7IO Certificates. Ratings which are assigned to securities such as the Class A-7IO Certificates generally evaluate the ability of the issuer (i.e., the Trust) to make payments, as required by such securities. The amounts distributable on the Class A-7IO Certificates consist only of interest. In general, the ratings of such Certificates address only credit risk and not prepayment risk. See "Ratings" and "Summary of Terms -- Nature of Class A-7IO Certificates" herein.

                           The "r" symbol is appended to the rating by Standard & Poor's of the Class A-7IO Certificates because they are interest-only Certificates that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks created by the terms of such Certificates. The absence of an "r" symbol in the ratings of the other Classes of Offered Certificates should not be taken as an indication that such Certificates will experience no volatility or variability in total return. See "Ratings" and "Summary of Terms -- Nature of Class A-7IO Certificates" herein.

Federal Tax Aspects:       For federal income tax purposes, the Trust, exclusive
                           of the Pre-Funding Account and the Capitalized
                           Interest Account (such accounts collectively, the "Non-REMIC Accounts") created by the Pooling and Servicing Agreement will consist of two segregated asset pools (the "Upper-Tier REMIC" and the "Lower-Tier REMIC") with respect to which elections will be made to treat each as a separate "real estate mortgage investment conduit" ("REMIC"). Each Class of the Offered Certificates will be designated as a "regular interest" in the Upper-Tier REMIC. The Class
                           R Certificates will be designated as the sole
                           "residual interest" in the Upper-Tier REMIC. See
                           "Certain Federal Income Tax Consequences" herein.

                           Owners of the Offered Certificates, including Owners that generally report income on the cash method of accounting, will be required to include interest on the Offered Certificates in income in accordance with the accrual method of accounting. In addition, the Class A-7IO Certificates will, and each other Class of the Offered Certificates may, be considered to have been issued with original issue discount or at a premium. Any such original issue discount will be includible in the income of the Owner as it accrues under a method taking into account the compounding of interest and using the Prepayment Assumption described herein. Premium may be deductible by the Owner either as it accrues or when principal is received. No representation is made as to whether the Home Equity Loans will prepay at the assumed rate, or any other rate. See "Prepayment and Yield Considerations" herein. In general, as a result of the qualification of the Offered

                           Certificates as regular interests in the Upper-Tier REMIC, the Offered Certificates will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Upper-Tier REMIC consist of qualifying assets under such sections. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c) of the Code. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" herein.

ERISA Considerations:      Subject to the considerations discussed under "ERISA
                           Considerations" herein, the Class A Certificates may be purchased by employee benefit plans that are subject to ERISA. [The Subordinate Certificates may not be purchased by employee benefit plans that are subject to ERISA except as provided herein.] See
                           "ERISA Considerations" herein and in the Prospectus.

Legal Investment
  Considerations:          The Offered Certificates will [not] constitute
                           "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                           ("SMMEA"). [Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Offered Certificates.]
                           See "Legal Investment Considerations" herein.

                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider, among other things, the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

         Sensitivity to Prepayments. The Home Equity Loans may be prepaid by the related Mortgagors in whole or in part, at any time. However, approximately ___% of the Initial Home Equity Loans (by Loan Balance) require the payment of a fee in connection with certain prepayments. In addition, a substantial portion of the Initial Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of the Mortgage Assets--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed rate home equity loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, the Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Equity Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Equity Loans, the rate of prepayments is likely to decrease.

         The average life of each Class of Offered Certificates, and, if purchased at other than par, the yields realized by Owners of the Offered Certificates will be sensitive to levels of payment (including prepayments of the Home Equity Loans (the "Prepayments")) on the Home Equity Loans. In general, the yield on a Class of Offered Certificates that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments and enhanced by a lower than anticipated level. Similarly, the yield on a Class of Offered Certificates that is purchased at a discount from the outstanding principal amount thereof will be adversely affected by a lower than anticipated level. The yields realized by Owners of the Class A-7IO Certificates will be more sensitive to the rate of prepayment on the Home Equity Loans. Because amounts distributable to the Owners of the Class A-7IO Certificates consist entirely of interest, the yield to maturity of the Class A-7IO Certificates will be sensitive to the repurchase, prepayment and default experience of the Home Equity Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. See "Prepayment and Yield Considerations" herein.

         Trust Assets are the Only Source of Credit Enhancement. The subordination of the Subordinate Certificates to the Class A Certificates, the further subordination within the Subordinate Certificates, and the overcollateralization provisions of the Trust are the sole sources of protection against losses on the Home Equity Loans and other shortfalls in available funds. If losses or other shortfalls exceed the protection afforded by such mechanism, Owners of the Offered Certificates will bear their proportionate share of such losses and shortfalls. The Certificates represent interests only in the Trust and do not represent interests in, or obligations of the Depositor, the Seller, the Servicer, the Trustee or any of their respective affiliates. The assets of the Trust are the sole source of funds for distributions on the Certificates.

         Subordination Limited Protection Afforded to Class A Certificates. The rights of the Owners of the Class M-1 Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the holders of the Class A Certificates to receive such distributions, the rights of Owners of the Class M-2 Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A and the Class M-1 Certificates to receive such distributions and the rights of the Owners of the Class B Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A, Class M-1 and Class M-2 Certificates to receive such distributions. The subordination of the Subordinate Certificates relative to the Class A Certificates (and of the more lower-ranking Classes of the Subordinate Certificates to the higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates (and such higher-ranking Classes) of the full amount of the monthly distributions allocable to them, and to afford such Owners protection against losses.

         Subordination Allocation of Losses to Subordinate Certificates. The rights of the Owners of each Class of Subordinate Certificates to receive distributions of principal with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A Certificates to receive such distributions and to the rights of the

Owners of each higher-ranking Class of Subordinate Certificates to receive such distributions. See "Credit Enhancement -- Subordination of Subordinate Certificates" herein.

         The yields to maturity on the Mezzanine Certificates and Class B Certificates will be progressively more sensitive to the rate, timing and severity of defaults on the Home Equity Loans. Investors should fully consider the risks associated with an investment in the Mezzanine Certificates or Class B Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Home Equity Loans. See "Credit Enhancement Application of Realized Losses".

         The Subordinate Certificates will not be entitled to any principal distributions until at least the Stepdown Date and during the continuation of a Trigger Event (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.) As a result, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

         Nature of Collateral; Junior Liens. Because _____% of the aggregate Loan Balance of the Initial Home Equity Loans are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Home Equity Loans will be available to satisfy the outstanding balance of a Home Equity Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. The Servicer generally will be required to advance such amounts in accordance with the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the values of the Properties such that the outstanding balances of the Home Equity Loans, together with any senior liens on the Properties, equal or exceed the value of the Properties. A decline in the value of a Property would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

         The Subsequent Home Equity Loans and the Pre-Funding Account. Any conveyance of Subsequent Home Equity Loans is subject to the following conditions, among others (i) each such Subsequent Home Equity Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Home Equity Loans are transferred to the Trust (each, a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement;
(ii) the Depositor will not select such Subsequent Home Equity Loans in a manner adverse to the interest of the Owners of the Offered Certificates; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Home Equity Loans; (iv) each Subsequent Home Equity Loan will be a fixed rate Home Equity Loan; and (v) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Home Equity Loans at that time, including the Subsequent Home Equity Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Home Equity Loans by the Trust for inclusion in the Trust by the end of the Funding Period, the Owners of the Class or Classes of Offered Certificates (other than the Class A-7IO Certificates) then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the Payment Date immediately following the Funding Period. The Depositor intends that the principal amount of Subsequent Home Equity Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that therefore there will be no material principal prepayment to the Owners of any Class of the Offered Certificates.

         Each Subsequent Home Equity Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Home Equity Loans may have been originated or purchased by the Seller using credit criteria different from those which were applied to the Initial Home Equity Loans and may be of a different credit quality. Following the transfer of Subsequent Home Equity Loans to the Trust, it is anticipated that the aggregate characteristics of the Home Equity Loans then held in the Trust will not vary significantly from those of the Initial Home Equity Loans. See "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans" herein.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         The Home Equity Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans and, in addition, could subject the Seller to damages and administrative enforcement. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         It is possible that some of the Home Equity Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Seller will represent and warrant in the Pooling and Servicing Agreement that each Home Equity Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

         Risk of Higher Default Rates for Home Equity Loans with Balloon Payments. _____% of the aggregate Loan Balance of the Initial Home Equity Loans are "balloon loans" that provide for the payment of the unamortized Loan Balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). The Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally up to 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

         Risk of Insolvency. The Seller believes that its transfer of the Home Equity Loans to the Depositor and the transfer of the Home Equity Loans by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Home Equity Loans will not be part of the assets of the Seller or the Depositor in the event of the insolvency of the Seller or the Depositor, as applicable and will not be available to the creditors of the Seller or the Depositor, as applicable. However, in the event of an insolvency of the Seller or the Depositor, it is possible that a bankruptcy trustee or a creditor of the Seller or the Depositor may argue that the transaction between the Seller and the Depositor or between the Depositor and the Trust was a pledge of such Home Equity Loans in connection with a borrowing by the Seller or the Depositor rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee, the Seller, the Depositor and the Rating Agencies will have received an opinion of Arter & Hadden LLP, counsel to the Seller and the Depositor, with respect to the true sale of the Home Equity Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Rating Agencies.

                             THE SELLER AND SERVICER

General

         The Seller and Servicer, IMC Mortgage Company, is a Florida corporation. IMC Mortgage Company completed an initial public offering of certain shares of its common stock on June 25, 1996 and a secondary offering of certain shares of its common stock in April 1997. The principal executive offices of the Seller are located at 5901 East Fowler Avenue, Tampa, Florida 33617-2362 and its telephone number is (813) 984-8801.

         The Seller has been in the mortgage lending business since its formation in 1993 and the Seller and other subsidiaries of the Seller are engaged in originating, purchasing and servicing home equity loans secured by first and second mortgages and deeds of trust on Properties located in 50 states and the District of Columbia.

         In September 1997, IMC Mortgage Company began servicing loans previously serviced by Industry Mortgage Company, L.P., a Delaware limited partnership, which is a subsidiary of IMC Mortgage Company and an affiliate of the Depositor. Consequently, information on loans serviced prior to September 1997 was generated by Industry Mortgage Company, L.P. and not by IMC Mortgage Company. The transfer of servicing to IMC Mortgage Company is part of an ongoing effort to consolidate mortgage banking functions of the Seller and Servicer. Since both IMC Mortgage Company and Industry Mortgage Company, L.P. have the same management and staff, such transfer did not result in any changes to the management and staff previously servicing the loans for Industry Mortgage Company, L.P. In addition, there have not been any changes made to any of the servicing procedures previously utilized by Industry Mortgage Company, L.P.

         The Seller will sell and assign each Home Equity Loan to the Depositor, which will in turn sell and assign each Home Equity Loan to the Trust, in consideration of the net proceeds from the sale of the Offered Certificates, which are being offered hereby. The Seller, in its capacity as Servicer, will also service each Home Equity Loan.

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained confirmation in writing from the Rating Agencies that such assignment shall not result in a downgrade or withdrawal of the ratings assigned to the Offered Certificates by the respective Rating Agencies; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement.

         The Servicer may enter into sub-servicing agreements (the "Sub-Servicing Agreements") with qualified sub-servicers (the "Sub-Servicers") with respect to the servicing of the Home Equity Loans. None of the Sub-Servicing arrangements discharge the Servicer from its servicing obligations. Each Sub-Servicing Agreement shall be terminated at such time as the Servicer resigns or is removed. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         The Trustee, at the direction of a majority of the Owners of the Offered Certificates, may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

         Upon removal or resignation of the Servicer, the Trustee (x) may solicit bids for a successor servicer as described in the Pooling and Servicing Agreement and (y) until such time as a successor servicer is appointed pursuant to the terms of the Pooling and Servicing Agreement, shall serve in the capacity of Backup Servicer (the "Backup Servicer") subject to the right of the Trustee to assign such duties to a party acceptable to the Owners of a majority of the Offered Certificates. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor (including the Backup Servicer) is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or FHLMC for first and second home equity loans having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, and which shall assume all or any part of the responsibilities, duties or liabilities of the Servicer.

         The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Seller, the Servicer, except as described herein, or any of their affiliates.

Credit and Underwriting Guidelines

         The following is a description of the underwriting guidelines customarily and currently employed by the Seller with respect to home equity loans which it originates or purchases from others. Each Home Equity Loan was underwritten according to those guidelines. The Seller revises such guidelines from time to time in connection with changing economic and market conditions.

         In certain cases loans may be acquired or originated outside of the criteria included in the guidelines as then in effect with the prior approval of a pre-designated senior official of the Seller and in light of compensating factors or other business considerations. No information is available with respect to the portion of the Home Equity Loans as to which exceptions to the criteria specified in the guidelines described herein were made. Substantially all of the Home Equity Loans were acquired or originated in accordance with the underwriting guidelines described herein or with such permitted exceptions as are described herein.

         The Seller's business consists primarily of acquiring home equity loans. The Seller specializes in home equity loans that do not conform to the underwriting standards of Fannie Mae ("Fannie Mae") or the Federal Home Loan

Mortgage Corporation ("FHLMC") and those standards typically applied by banks and other primary lending institutions, particularly with regard to a prospective borrower's credit history.

         The Seller acquires and originates home equity loans through its principal office in Tampa, Florida and full-service branch offices in Cincinnati, Ohio, Ft. Washington, Pennsylvania, Lincoln, Rhode Island and Cherry Hill, New Jersey. In addition, the Seller maintains retail branch offices throughout the United States and acquires home equity loans from a referral network of mortgage lenders and brokers, banks and other referral sources, which may include one or more affiliates of the Seller.

         Home equity loans acquired from mortgage brokers and other lenders are pre-approved by the Seller prior to funding, or purchased in bulk after funding, only after each loan has been re-underwritten by the Seller in accordance with its established underwriting guidelines. These guidelines are designed to assess the adequacy of the real property which serves as collateral for the loan and the borrower's ability to repay the loan. The Seller analyzes, among other factors, the equity in the collateral, the credit history and debt-to-income ratio of the borrower, the property type, and the characteristics of the underlying senior mortgage, if any.

         The Seller purchases and originates home equity loans with different credit characteristics depending on the credit profiles of individual borrowers. The Seller primarily purchases and originates fixed rate loans which fully amortize (subject to adjustments by reason of being simple interest loans) over a period not to exceed 30 years. The Seller also acquires and originates balloon loans, which generally provide for scheduled amortization over 30 years, with a due date and a balloon payment generally at the end of the fifteenth year. The principal amount of the loans purchased or originated by the Seller generally ranges up to a maximum of $400,000. Under current policy the Seller generally does not acquire or originate home equity loans where the combined Loan-to-Value Ratio exceeds 90%. The collateral securing loans acquired or originated by the Seller is generally one- to four-family residences, including condominiums and townhomes. The Seller accepts mobile homes or unimproved land as collateral only in limited circumstances. The Seller does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

         The Seller's home equity loan program includes: (i) a full documentation program for salaried borrowers and (ii) a non-income qualification program for self-employed, and in limited instances, salaried borrowers. The borrower's total monthly debt obligations (which include principal and interest on all other mortgages, loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. Loans to substantially all borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers or one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employers. For the Seller's non-income qualification program, proof of a two year history of self-employment in the same business plus proof of current self-employed status is required. The Seller typically requires lower combined Loan-to-Value Ratios with respect to loans made to self-employed borrowers.

         The Seller requires that a full appraisal of the property used as collateral for any loan that is acquired or originated be performed in connection with the origination of the loan. These appraisals are performed by third party, fee-based appraisers. Appraisals of substantially all of the Properties were completed on standard Fannie Mae/FHLMC forms and conform to current Fannie Mae/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property, photographs of two or more different views of the property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

         A credit report by an independent, nationally recognized credit repository agency reflecting the applicant's credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records.

         Certain laws protect loan applicants by offering them a period of time after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to the funding of the loan and may not be waived by the applicant except as permitted by law.

         The Seller requires title insurance coverage issued by an approved ALTA or CLTA title insurance company on all property securing home equity loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the home equity loan and protect the Seller against loss if the title or lien position is not indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the new loan and any senior mortgage.

Delinquency, Loan Loss and Foreclosure Information

         In September 1997, the Servicer began servicing loans previously serviced by its subsidiary, Industry Mortgage Company, L.P. IMC Mortgage Company and Industry Mortgage Company, L.P. have the same management and staff and therefore the transfer of servicing did not result in any changes to the management and staff previously servicing the loans for Industry Mortgage Company, L.P. The delinquency and loss experience percentages indicated below are calculated on the basis of the total home equity loans serviced as of the end of the periods indicated and reflect information generated by Industry Mortgage Company, L.P. However, because the total amount of loans originated or purchased by IMC Mortgage Company and its subsidiaries has increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans which will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquencies. In addition, the information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Industry Mortgage Company, L.P.'s home equity loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of home equity loans serviced for each period would be higher than those shown if a group of home equity loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. As a result, the historical delinquency experience and loan loss information set forth below may not be indicative of the future performance of the home equity loans. The columns in the following tables may not total exactly due to rounding.

         Delinquency and Default Experience of the Servicer's Servicing
                         Portfolio of Home Equity Loans

                                                     Year Ending December 31,
                  --------------------------------------------------------------------------------------------------
                               1997                             1996                             1995
                               ----                             ----                             ----

                    Number of         Dollar         Number of         Dollar         Number of         Dollar
                      Loans           Amount           Loans           Amount           Loans           Amount
                      -----           ------           -----           ------           -----           ------

   Portfolio At      102,275      $6,956,905,062       35,390      $2,148,068,446       9,376        $535,797,748

   Delinquency
   Percentage(1)
   -------------
   30 - 59 days       2.598%          2.371%           3.390%          3.093%           2.613%          2.570%
   60 - 89 days       1.438%          1.292%           1.077%          1.068%           0.672%          0.642%
   90 + days          4.042%          3.886%           2.427%          2.616%           1.237%          1.223%
                      -----           -----            -----           -----            -----           -----
   Total              8.078%          7.549%           6.894%          6.777%           4.522%          4.435%
   Delinquency        =====           =====            ======          ======           ======          ======

   Default
   Percentage(2)
   -------------
   Foreclosure        1.235%          1.420%           0.863%          1.003%           0.779%          0.749%
   Bankruptcy(3)      1.208%          1.139%           1.064%          1.069%           0.576%          0.630%
   Real Estate        0.462%          0.441%           0.276%          0.313%           0.117%          0.160%
                      -----           -----            ------          ------           ------          ------
   Owned
   Total Default      2.904%          3.000%           2.204%          2.385%           1.472%          1.539%
                      =====           =====            ======          ======           ======          ======

       -----------------

       (1) The delinquency percentage represents the number and dollar value of account balances contractually past due, including home equity loans in foreclosure or bankruptcy but exclusive of real estate owned.
       (2) The default percentage represents the number and dollar value of account balances on home equity loans in foreclosure, bankruptcy or real estate owned.
       (3) The bankruptcy percentage represents all home equity loans that are in bankruptcy regardless of delinquency status.


                Loan Loss Experience on the Servicer's Servicing
                         Portfolio of Home Equity Loans

                                            Year Ending December 31,
                                ------------------------------------------------
                                      1997             1996            1995
                                      ----             ----            ----

Average Amount Outstanding(1)     $4,315,237,578  $1,207,171,960   $294,251,859
Gross Losses(2)                       $6,274,022      $1,581,695       $278,632
Recoveries(3)                                 $0          $1,727             $0
Net Losses(4)                         $6,274,022      $1,579,968       $278,632
Net Losses as a Percentage of              0.145%          0.131%         0.095%
 Average Amount Outstanding
-----------------------
(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the home equity loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses include all principal, foreclosure costs and accrued interest to date.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)  "Net Losses" means "Gross Losses" minus "Recoveries."

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in November 1994. The Depositor is a subsidiary of the Seller and the Servicer. The Depositor maintains its principal offices at 5901 East Fowler Avenue, Tampa, Florida 33617-2362. None of the Depositor, the Seller, the Servicer or any of their affiliates will insure or guarantee distributions on the Certificates.

                                 USE OF PROCEEDS

         The Seller will sell the Initial Home Equity Loans to the Depositor and the Depositor will sell the Initial Home Equity Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor (i) to the purchase of the Initial Home Equity Loans from the Seller, (ii) to pay off extensions of credit provided by, among others, certain of the Underwriters with respect to certain Home Equity Loans, (iii) to the deposit of the Pre-Funded Amount in the Pre-Funding Account and (iv) to the deposit of certain amounts in the Capitalized Interest Account. Such net proceeds less the Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Class R Certificates retained by the Seller) represent the purchase price to be paid by the Trust to the Depositor and by the Depositor to the Seller for the Home Equity Loans.

                            THE HOME EQUITY LOAN POOL

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Initial Home Equity Loans as of the Cut-Off Date. Subsequent Home Equity Loans are intended to be purchased by the Trust from the Depositor from time to time on or before ________, 199__ from funds on deposit in the Pre-Funding Account. The Initial Home Equity Loans and the Subsequent Home Equity Loans are referred to collectively as the "Home Equity Loans." The Subsequent Home Equity Loans to be purchased by the Trust will be sold by the Seller to the Depositor and then by the Depositor to the Trust.

         This subsection describes generally certain characteristics of the Initial Home Equity Loans. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance (the "Loan Balance") of the related Initial Home Equity Loans as of the Cut-Off Date. The columns entitled "% of Initial Home Equity Loans" and "% of Aggregate Loan Balance" in the following tables may not sum to 100% due to rounding.

         The Initial Home Equity Loans to be transferred by the Depositor to the Trust on the Closing Date will consist of ______ fixed rate conventional home equity loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages, which are located in ___ states and the District of Columbia. The Properties securing the Home Equity Loans consist primarily of one- to- four family residential properties. The Properties may be owner-occupied and non-owner occupied investment properties (which includes second and vacation homes). All of the Initial Home Equity Loans have a first payment date on or after __________, 199__. Initial Home Equity Loans aggregating ____% of the aggregate Loan Balances of the Home Equity Loans as of the Cut-Off Date (the "Original Aggregate Loan Balance") are secured by first liens on the related properties, and the remaining Initial Home Equity Loans are secured by second liens on the related properties.

         The Loan-to-Value Ratios shown below were calculated based upon either the appraised values of the Properties at the time of origination (the "Appraised Values") or the sales price. In a limited number of circumstances, and within the Seller's underwriting guidelines, the Seller has reduced the Appraised Value of Properties where the Properties are unique, have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans was $____________. The minimum and maximum Loan Balances of the Initial Home Equity Loans as of the Cut-Off Date were $_________ and $____________, respectively. The weighted average Coupon Rate of the Initial Home Equity Loans was _____%; the Coupon Rate of the Initial Home Equity Loans ranged from ____% to _____%; the weighted average Combined Loan-to-Value Ratio of the Initial Home Equity Loans was ____%; the weighted average remaining term to maturity of the Initial Home Equity Loans was ___ months; and the remaining terms to maturity of the Initial Home Equity Loans ranged from ___ months to ___ months. Initial Home Equity Loans containing "balloon" payments represented not more than _____% of the aggregate Loan Balance of the Initial Home Equity Loans. No Initial Home Equity Loan will mature later than ___________, 20___.

                      Geographic Distribution of Properties

         The geographic distribution of the Initial Home Equity Loans by state, as of the Cut-Off Date, was as follows:

                        Number of Initial         Aggregate       % of Aggregate
State                   Home Equity Loans       Loan Balance       Loan Balance
-----                   -----------------       ------------       ------------

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total

                          Combined Loan-to-Value Ratios

         The original combined loan-to-value ratios as of the origination dates of the Initial Home Equity Loans (based upon appraisals made at the time of origination thereof) (the "Combined Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:

                                         Number of Initial        Aggregate        % of Aggregate
     Range of Original CLTV's            Home Equity Loans      Loan Balance        Loan Balance
     ------------------------            -----------------      ------------        ------------
      5.01    to       10.00%
     10.01    to       15.00
     15.01    to       20.00
     20.01    to       25.00
     25.01    to       30.00
     30.01    to       35.00
     35.01    to       40.00
     40.01    to       45.00
     45.01    to       50.00
     50.01    to       55.00
     55.01    to       60.00
     60.01    to       65.00
     65.01    to       70.00
     70.01    to       75.00
     75.01    to       80.00
     80.01    to       85.00
     85.01    to       90.00
     90.01    to       95.00
     95.01    to       100.00

     Total


                            Cut-Off Date Coupon Rates

         The Coupon Rates borne by the Notes relating to the Initial Home Equity Loans as of the Cut-Off Date were distributed as follows:

                                         Number of Initial        Aggregate        % of Aggregate
     Range of Coupon Rates               Home Equity Loans      Loan Balance        Loan Balance
     ---------------------               -----------------      ------------        ------------
     6.001    to       7.000%
     7.001    to       8.000
     8.001    to       9.000
     9.001    to       10.000
     10.001   to       11.000
     11.001   to       12.000
     12.001   to       13.000
     13.001   to       14.000
     14.001   to       15.000
     15.001   to       16.000
     16.001   to       17.000
     17.001   to       18.000

     Total

                           Cut-Off Date Loan Balances

         The distribution of the outstanding principal amounts of the Initial Home Equity Loans as of the Cut-Off Date was as follows:

                                         Number of Initial        Aggregate        % of Aggregate
     Cut-Off Date Loan Balances          Home Equity Loans      Loan Balance        Loan Balance
     --------------------------          -----------------      ------------        ------------
             Up   to   $ 25,000.00
      25,000.01   to     50,000.00
      50,000.01   to     75,000.00
      75,000.01   to     100,000.00
     100,000.01   to     125,000.00
     125,000.01   to     150,000.00
     150,000.01   to     175,000.00
     175,000.01   to     200,000.00
     200,000.01   to     225,000.00

     Total


                          Types of Mortgaged Properties

         The Properties securing the Initial Home Equity Loans as of the Cut-Off Date were of the property types as follows:

                                         Number of Initial        Aggregate        % of Aggregate
     Property Types                      Home Equity Loans      Loan Balance        Loan Balance
     --------------                      -----------------      ------------        ------------
     Single Family Detached
     Two- to Four-Family
     Single Family Attached
     Condominium
     Manufactured Housing
     Townhouse
     Multi-Family
     Planned Unit Development
     Mixed Use

     Total


                    Distribution of Months Since Origination

         The distribution of the number of months since the date of origination of the Initial Home Equity Loans as of the Cut-Off Date was as follows:

     Number of Months                    Number of Initial        Aggregate        % of Aggregate
     Since Origination                   Home Equity Loans      Loan Balance        Loan Balance
     -----------------                   -----------------      ------------        ------------
     0 to 1
     2 to 12
     13 to 24
     25 or more

     Total

                   Distribution of Remaining Term to Maturity

         The distribution of the number of months remaining to maturity of the Initial Home Equity Loans as of the Cut-Off Date was as follows:

                                         Number of Initial        Aggregate        % of Aggregate
     Months Remaining to Maturity        Home Equity Loans      Loan Balance        Loan Balance
     ----------------------------        -----------------      ------------        ------------
     Up  to 120
     121 to 180
     181 to 240
     241 to 300
     301 to 360

     Total


                               Occupancy Status(1)

         The occupancy status of the Properties securing the Initial Home Equity Loans as of the Cut-Off Date was as follows:

                                         Number of Initial        Aggregate        % of Aggregate
     Occupancy Status                    Home Equity Loans      Loan Balance        Loan Balance
     ----------------                    -----------------      ------------        ------------





     Total

(1) Based on representations by the borrower at the time of origination of the Home Equity Loans.


                          Distribution by Lien Position

         The lien position of the Initial Home Equity Loans as of the Cut-Off Date was as follows:

                                         Number of Initial        Aggregate        % of Aggregate
     Lien Position                       Home Equity Loans      Loan Balance        Loan Balance
     -------------                       -----------------      ------------        ------------






     Total


Conveyance of Subsequent Home Equity Loans

         The Pooling and Servicing Agreement permits the Trust to acquire Subsequent Home Equity Loans in aggregate principal balance equal to the Pre-Funded Amount. Accordingly, the statistical characteristics of the Home Equity Loans will vary as of each Subsequent Cut-Off Date upon the acquisition of Subsequent Home Equity Loans, but the Seller does not expect such variance to be material.

         The obligation of the Trust to purchase a Subsequent Home Equity Loan on a Subsequent Transfer Date for assignment to the Home Equity Loan Pool is subject, among other factors, to the following requirements: (i) the ratings on the Offered Certificates shall not have been downgraded by any Rating Agency;
(ii) such Subsequent Home Equity Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date (except that Subsequent Home Equity Loans representing not more than ____% of the aggregate Loan Balance of the Subsequent Home Equity Loans may not be more than 60 days Delinquent as of the related Subsequent Cut-Off Date); (iii) such Subsequent Home Equity Loan will be a fixed rate Home Equity Loan; (iv) the original term to maturity of such Subsequent Home Equity Loan may not exceed 30 years; (v) such Subsequent Home Equity Loan will have a Coupon Rate of not less than ____%; and (vi) following the purchase of such Subsequent Home Equity Loan by the Trust, the Home Equity Loans (including the Subsequent Home Equity Loans) (a) will have a weighted average Coupon Rate of at least ____%, (b) will have a weighted average combined Loan-to-Value Ratio of not more than ____%; (c) will not have Balloon Loans representing more than ____% by aggregate principal balance; (d) will have no more than ____% Home Equity Loans which are second liens; (e) will have at least ___% Home Equity Loans which are owner occupied; (f) will have no Home Equity Loan that is a first lien with an original Loan Balance in excess of $_________; and (g) will have no Home Equity Loan that is a second lien with an original Loan Balance in excess of $________ and a combined original principal balance of the first and second lien in excess of $________.

Interest Payments on the Home Equity Loans

         A substantial majority of the Initial Home Equity Loans provide that interest is charged to the obligor (the "Mortgagor") thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Home Equity Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

         There are a number of Home Equity Loans on which interest is charged to the Mortgagor at the Coupon Rate on the outstanding principal balance calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment (such Home Equity Loans, "Date-of-Payment Loans"). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero on its maturity date. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. If it were assumed that all the Mortgagors on the Date-of-Payment Loans were to pay on the latest date possible without the Date-of-Payment Loans being in default, the amount of such additional principal payment would be a de minimis amount of the aggregate Loan Balance of the Home Equity Loans. On the other hand, if a Mortgagor makes a payment (other than a Prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than would have occurred had it been based on the schedule of amortization in effect on the Cut-Off Date. Accordingly, the timing of principal payments to the Owners of the Offered Certificates may be affected by the fact that actual Mortgagor payments may not be made on the due date therefor.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Offered Certificates will relate to the rate of payment of principal of the Home Equity Loans, including, for this purpose, Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Home Equity Loans by the Seller. The Home Equity Loans may be prepaid by the related Mortgagors, in whole or in part, at any time. However, approximately ___% of the Initial Home Equity Loans (by Loan Balance) require the payment of a fee in connection with certain prepayments. The rate of payment of principal of the Home Equity Loans may also be affected by the amount of Home Equity Loans secured by a second liens. Such Home Equity Loans are subordinate to the rights of the mortgagee or beneficiary under a first mortgage or deed of trust to receive proceeds from any liquidation, insurance or condemnation proceedings available to satisfy the outstanding balance of the related Home Equity Loan. However, since only ____% of the aggregate Loan Balance of the Initial Home Equity Loans are secured by second liens, the effect on the rate of payment of principal, if any, should be minimal. The actual rate of principal prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         In addition to the foregoing factors affecting the weighted average life of the Offered Certificates, the overcollateralization provisions of the Trust result in an additional reduction of the Class A Certificates relative to the amortization of the Home Equity Loans in early months of the transaction. The accelerated amortization is achieved by the application of the Monthly Excess Interest Amount to the payment of the related Certificate Principal Balance of the Offered Certificates. This creates overcollateralization which results from the excess of the aggregate Loan Balance of the Home Equity Loans over the Aggregate Certificate Principal Balance. Once the Target Overcollateralization Amount is reached, the application of the Monthly Excess Interest Amount to pay down principal will cease, unless necessary to maintain the Overcollateralization Amount at the Target Overcollateralization Amount.

Mandatory Prepayment

         In the event that prior to the end of the Funding Period the Depositor is unable to sell Subsequent Home Equity Loans to the Trust in an amount equal to the Pre-Funded Amount, the Owners of the Class or Classes of Offered Certificates (other than the Class A-7IO Certificates) then entitled to receive payments of principal will receive a partial prepayment on the Payment Date immediately following the end of the Funding Period in an amount equal to the Pre-Funded Amount remaining at the end of the Funding Period.

         The Depositor intends to use substantially all of the amount on deposit in the Pre-Funding Account to purchase Subsequent Home Equity Loans such that no material amount of principal is expected to be prepaid at the end of the Funding Period.

Prepayment and Yield Scenarios for Offered Certificates

         As indicated above, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Offered Certificates"), the yield to maturity on a Class of Offered Certificates will be affected by the rate of the payment of principal of the Home Equity Loans. If the actual rate of payments on the Home Equity Loans is slower than the rate anticipated by an investor who purchases a Class of the Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans is faster than the rate anticipated by an investor who purchases a Class of the Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Final Scheduled Payment Date for each Class of the Offered Certificates is as set forth in the "Summary of Terms" hereof. These dates are dates on which the "Initial Certificate Principal Balance" set forth in the "Summary of Terms" hereof for the related Class of the Offered Certificates as of the Closing Date would be reduced to zero, assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal and interest on the Home Equity Loans are timely received and that no Monthly Excess Interest Amount will be used to make accelerated payments of principal to the Owners of the Offered Certificates. The Final Scheduled Payment Date for the Class A-5 Certificates, Class A-6 Certificates and each Class of the Subordinate Certificates is the thirteenth Payment Date following the Remittance Period in which the Loan Balances of all Home Equity Loans (including

Subsequent Home Equity Loans) have been reduced to zero assuming that the Home Equity Loans pay in accordance with their terms. The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Home Equity Loans conformed to the foregoing assumptions, and the final Payment Dates with respect to the Offered Certificates could occur significantly earlier than the Final Scheduled Payment Dates because (i) Prepayments are likely to occur and (ii) the Owners of the Class R Certificates may cause a termination of the Trust when the aggregate outstanding Loan Balance of the Home Equity Loans is less than 10% of the Maximum Collateral Amount thereof.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of the Offered Certificates will be influenced by the rate at which principal of the Home Equity Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default). Prepayments on home equity loans are commonly measured relative to a prepayment standard or model.

         The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of ___% per annum of the then outstanding principal balance of the Home Equity Loans in the first month of the life of such Home Equity Loans and an additional ____% (precisely ______ths) per annum in each month thereafter until the twelfth month. Beginning in the thirteenth month and in each month thereafter during the life of such Home Equity Loans, 100% Prepayment Assumption assumes a constant prepayment rate of ___% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption; i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Owners of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates (other than the Class A-7IO Certificates) set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates (other than the Class A-7IO Certificates) may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans consist of pools of loans with level-pay and balloon amortization methodologies, Loan Balances, gross coupon rates, net coupon rates, original and remaining terms of amortization, and remaining terms to maturity as applicable, as set forth in the "Representative Loan Pools" table below, (ii) the Closing Date for the Certificates occurs on _________, 199__, (iii) distributions on the Certificates are made on the ____ day of each month regardless of the day on which the Payment Date actually occurs, commencing in _______ 199__ in accordance with the priorities described herein, (iv) the difference between the Gross Coupon Rate and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Trustee Fee, (v) the Home Equity Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) prepayments include ___ day's interest thereon, (vii) no optional termination is exercised (except in the case of the Weighted Average Life to Call), (viii) the "Targeted Overcollateralization Amount" (as defined under "Credit Enhancement -- Overcollateralization Provisions") is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (ix) no reinvestment income from any Trust account is available for payment to the Owners of the Certificates other than the Pre-Funding Account, which accrues on the funds therein based on the Assumed Delivery of Home Equity Loans set forth below, (x) the Class A-1 Pass-Through Rate remains constant at approximately ____% and (xi) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of the Remittance Period (with no defaults).

                            REPRESENTATIVE LOAN POOLS

                                                  Original      Remaining     Remaining                      Assumed
                         Gross                    Term of        Term of       Term to                     Delivery of
  Pool       Loan       Coupon    Net Coupon    Amortization   Amortization    Maturity     Amortization   Home Equity
 Number     Balance      Rate        Rate       (in months)    (in months)    (in months)      Method         Loans
----------------------------------------------------------------------------------------------------------------------












         The following tables set forth the percentages of the initial principal amount of the Offered Certificates that would be outstanding after each of the dates shown, based on a rate equal to __%, ___%, ___%, ____%, ____% and ____% of the Prepayment Assumption (as defined above).

             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)

                                          Class A-1                                      Class A-2
Payment Date                   %      %      %      %      %      %           %      %      %      %      %      %
                           -----  -----  -----  -----  -----  -----       -----  -----  -----  -----  -----  -----
Initial










Weighted Average Life
to Maturity (years)(2)
Weighted Average Life
to Call (years)(2)


                                          Class A-3                                      Class A-4
Payment Date                   %      %      %      %      %      %           %      %      %      %      %      %
                           -----  -----  -----  -----  -----  -----       -----  -----  -----  -----  -----  -----
Initial










Weighted Average Life
to Maturity (years)(2)
Weighted Average Life
to Call (years)(2)

-----------------------------
(1) The percentages in the following tables have been rounded to the nearest whole number.

(2) The weighted average life of the Offered Certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificate.

             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)

                                          Class A-5                                      Class A-6
Payment Date                   %      %      %      %      %      %           %      %      %      %      %      %
                           -----  -----  -----  -----  -----  -----       -----  -----  -----  -----  -----  -----
Initial










Weighted Average Life
to Maturity (years)(2)
Weighted Average Life
to Call (years)(2)


                                          Class M-1                                      Class M-2
Payment Date                   %      %      %      %      %      %           %      %      %      %      %      %
                           -----  -----  -----  -----  -----  -----       -----  -----  -----  -----  -----  -----
Initial










Weighted Average Life
to Maturity (years)(2)
Weighted Average Life
to Call (years)(2)

-----------------------------
(1) The percentages in the following tables have been rounded to the nearest whole number.

(2) The weighted average life of the Offered Certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificate.

             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)

                                           Class B
Payment Date                   %      %      %      %      %      %
                           -----  -----  -----  -----  -----  -----
Initial










Weighted Average Life
to Maturity (years)(2)
Weighted Average Life
to Call (years)(2)

-----------------------------
(1) The percentages in the following tables have been rounded to the nearest whole number.

(2) The weighted average life of the Offered Certificates is determined by
    (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificate.

Payment Lag Feature of Offered Certificates

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Home Equity Loan (net of the Servicing
Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date while the Trustee will not be required to distribute any such amounts to the Owners of the Offered Certificates until the next succeeding Payment Date. As a result, the monthly distributions to the Owners of the Offered Certificates generally reflect Mortgagor payments during the prior Remittance Period, and the first Payment Date will not occur until __________, 199__. Thus, the effective yield to the Owners of the Offered Certificates (other than the Class A-1 Certificates) will be below that otherwise produced by the related Pass-Through Rate because the distribution to the Owners of the Offered Certificates in respect of any given month will not be made until on or about the 20th day of the following month.

Yield Sensitivity of the Class A-7IO Certificates

         Because amounts distributable to the Owners of the Class A-7IO Certificates consist entirely of interest, the yield to maturity of the Class A-7IO Certificates will be sensitive to the repurchase, prepayment and default experience of the Home Equity Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In addition, the Notional Principal Amount applicable to interest calculations on the Class A-7IO Certificates is
(x) through the Payment Date in September 2000, the Class A-6 Certificate Principal Balance and (y) thereafter, zero. Since the Class A-6 Certificates will amortize in accordance with the distribution of the Class A-6 Lockout Distribution Amount, the performance of the Class A-7IO Certificates is likely to be more stable than if such Notional Principal Amount were calculated using the underlying Home Equity Loans directly, and consequently, the yield sensitivity of such Certificates will only be impacted at extremely high rates of prepayment.

         The following table sets forth percentages for the sensitivity of the Class A-7IO Certificates to prepayments based on the modeling assumptions set forth above.

         Pre-Tax Yield to Maturity(1) -- Sensitivity of the Class A-7IO
                           Certificates to Prepayments

                                        Percentage of the Prepayment Assumption
                                        ---------------------------------------
                                            %      %      %      %      %      %
                                        -----  -----  -----  -----  -----  -----








--------------------
(1) Represented on a corporate bond equivalent basis.
(2) As a percent of the Notional Principal Amount as of the Cut-Off Date. Accrued interest will be added to such price after calculating the yields set forth in the table.

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-7IO Certificates would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of the Class A-7IO Certificates plus accrued interest and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-7IO Certificates.

         The Home Equity Loans will not necessarily have the characteristics assumed above, and there can be no assurance that (i) the Home Equity Loans will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class A-7IO Certificates will correspond to any of the pre-tax yields shown above or (iii) the purchase price of the Class A-7IO Certificates will be equal to any of the purchase prices assumed.

                    FORMATION OF THE TRUST AND TRUST PROPERTY

         The Trust will be created and established pursuant to the Pooling and Servicing Agreement. The Seller will convey without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Offered Certificates and the Class R Certificates to the Owners thereof.

         The property of the Trust shall include all (a) the Home Equity Loans together with the related Home Equity Loan documents and the Seller's interest in any Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Upper-Tier Distribution Account (as defined in the Pooling and Servicing Agreement), the Pre-Funding Account, the Capitalized Interest Account and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts may be held by the Servicer in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided) whether in the form of cash, instruments, securities or other properties and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement (collectively, the "Trust Estate").

         The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Servicer or any of their affiliates.

         For Federal income tax purposes, the Trust Estate created by the Pooling and Servicing Agreement will include two segregated asset pools, each of which will be treated as a separate REMIC. The assets of the Lower-Tier REMIC will generally consist of the Home Equity Loans. The assets of the Upper-Tier REMIC will generally consist of the Upper-Tier Distribution Account and the uncertificated regular interests issued by the Lower-Tier REMIC, which in the aggregate will correspond to the Offered Certificates. In addition to the Offered Certificates, the Trust will also issue the Class R Certificates which will be designated as the "residual interest" in the Upper-Tier REMIC for purposes of the Code. The Class R Certificates are not being offered hereby.

         Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the rights appurtenant thereto, and will not have any need for additional capital resources. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Initial Home Equity Loans and the Properties is based upon the Initial Home Equity Loans as constituted at the close of business on the Cut-Off Date. Prior to the issuance of the Offered Certificates, Initial Home Equity Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Seller deems such removal necessary or appropriate. The Subsequent Home Equity Loans will be added to the pool after the issuance of the Offered Certificates.

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, and incorporated by reference to the Registration Statement together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates and within 15 days of the addition of any Subsequent Home Equity Loans. In the event Home Equity Loans are removed from or added to, or Subsequent Home Equity Loans are added to, the pool as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         Each Offered Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

Payment Dates

         On each Payment Date, the Owners of each Class of the Offered Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the related Certificate Principal Balance (or Notional Principal Amount) of such Class of the Offered Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest, any Interest Carry Forward Amount and the portion of the Principal Distribution Amount, if any, allocated therefor as of such Payment Date, allocated among the Classes of the Offered Certificates as described below. Distributions will be made in immediately available funds to Owners of the Offered Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus and "Description of the Offered Certificates--Book Entry Registration of the Offered Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes of the Pooling and Servicing Agreement.

         Each Owner of record of the related Class of Offered Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance (or notional balance) of such Offered Certificate as of the Cut-Off Date by the Certificate Principal Balance (or Notional Principal Amount) for the related Class of Certificates as of the Cut-Off Date.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account the Interest Remittance Amount and the Principal Remittance Amount.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Offered Certificates (each, a "Pass-Through Rate") as set forth in the Summary of Terms herein under "Certificates Offered." The Class A-1 Pass-Through Rate adjusts monthly and will on each Payment Date be equal to the lesser of (x) LIBOR plus ____% and (y) the Available Funds Cap. The "Expense Fee Rate" will equal the sum of the per annum rates at which the Servicing Fee, the Trustee Fee and any Trustee Reimbursable Expenses (as defined in the Pooling and Servicing Agreement) are calculated.

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement with respect to interest and principal:

         Interest: On each Payment Date the Interest Remittance Amount will be distributed in the following order of priority:

         First, to the Trustee, the Trustee Fee and any Trustee Reimbursable Expenses;

         Second, to the Owners of the Class A Certificates (including the Class A-7IO Certificates), the related Current Interest plus the related Class A Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest at the related Pass-Through Rate;

         Third, to the extent of the Interest Amount Available then remaining, to the Owners of the Class M-1 Certificates, the related Current Interest;

         Fourth, to the extent of the Interest Amount Available then remaining, to the Owners of the Class M-2 Certificates, the related Current Interest;

         Fifth, to the extent of the Interest Amount Available then remaining, to the Owners of the Class B Certificates, the related Current Interest; and

         Sixth, the Monthly Excess Interest Amount shall be applied as described under "Credit Enhancement -- Application of Monthly Excess Cashflow Amount."

         Principal: On each Payment Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, Owners of the Class A Certificates (other than the Class A-7IO Certificates) will be entitled to receive payment of 100% of the Principal Distribution Amount as follows: first, to the Owners of the Class A-6 Certificates, the Class A-6 Lockout Distribution Amount and second, to the Owners of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates (without regard to the Class A-6 Lockout Distribution Amount), in that order, in each case, until the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero.

         On each Payment Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Owners of all Classes of the Offered Certificates (other than the Class A-7IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount as follows:

         First, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount shall be distributed as follows:
         (i) to the Owners of the Class A-6 Certificates, in an amount equal to the Class A-6 Lockout Distribution Amount and, (ii) to the Owners of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates (without regard to the Class A-6 Lockout Distribution Amount), in that order, in each case, until the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero;

         Second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount shall be distributed to the Owners of the Class M-1 Certificates, until the Class M-1 Certificate Principal Balance has been reduced to zero;

         Third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates in clause First above and the amount distributed to the Owners of the Class M-1 Certificates in clause Second above and
         (y) the Class M-2 Principal Distribution Amount shall be distributed to the Owners of the Class M-2 Certificates, until the Class M-2 Certificate Principal Balance has been reduced to zero;

         Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to clause Third above and (y) the Class B Principal Distribution Amount shall be distributed to the Owners of the Class B Certificates, until the Class B Certificate Principal Balance has been reduced to zero; and,

         Fifth, any amount of the Principal Remittance Amount remaining after making all of the distributions in clauses First, Second, Third and Fourth above shall be included as part of the Monthly Excess Cashflow Amount as described under "Credit Enhancement -- Application of Monthly Excess Cashflow Amounts" in the Summary of Terms.

         Notwithstanding the foregoing, in the event that the Certificate Principal Balances of all of the Class A Certificates have been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the Subordinate Certificates sequentially in the following order: Class M-1, Class M-2 and Class B. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the Class M-2 and Class B Certificates in that order. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the Class B Certificates.

         Payments of principal on the Class A Certificates shall be paid out in the order described above, provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates on such Payment Date shall be distributed pro rata.

         The Owners of the Class A-6 Certificates are entitled to receive payments of the Class A-6 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-5 Certificate Principal Balance is zero, the

Owners of the Class A-6 Certificates will be entitled to receive the entire Class A Principal Distribution Amount for such Payment Date.

Calculation of LIBOR

         On each LIBOR Determination Date (as defined below), the Trustee will determine LIBOR for the next Accrual Period for the Class A-1 Certificates.

         "LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to one month. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to one month (commencing on the first day of such Accrual Period).

         "LIBOR Determination Date" means, with respect to any Accrual Period, the second London business day preceding the commencement of such Accrual Period (or, in the case of the first Accural Period, the second London business day preceding the Closing Date). For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Pre-Funding Account

         On the Closing Date, the Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Home Equity Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the applicable Class or Classes of Offered Certificates (other than the Class A-7IO Certificates) then entitled to receive principal payments on the Payment Date immediately following the end of the Funding Period in reduction of the Certificate Principal Balance of such Owner's Certificates, thus resulting in a partial principal prepayment of such Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account and, to the extent required by the Pooling and Servicing Agreement, then deposited in the Certificate Account prior to each Payment Date during the Funding Period. The Pre-Funding Account will not be an asset of either the Lower-Tier REMIC or the Upper-Tier REMIC.

Capitalized Interest Account

         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee on each Payment Date during and immediately after the Funding Period to fund the excess, if any, of (x) the interest accruing on the outstanding Pre-Funded Amount as of the end of the related Remittance Period at a rate equal to (i) the weighted average of the Pass-

Through Rates on the Offered Certificates (except for the Class A-7IO Certificates) and (ii) the Current Interest on the Class A-7IO Certificates expressed as a percentage of the Aggregate Certificate Principal Balance over
(y) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on each Payment Date during and immediately following the end of the Funding Period to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the depositor of such funds immediately after the Funding Period.

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC.

Book Entry Registration of the Offered Certificates

         The Offered Certificates will originally be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such system ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $25,000 and in multiples of $1,000 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel and Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and -- "Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

         Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distribution with respect to Book-Entry Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above.

                               CREDIT ENHANCEMENT

Subordination of Subordinate Certificates

         The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the Home Equity Loans will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses.

         The protection afforded to the Owners of the Class A Certificates by means of the subordination of the Subordinate Certificates and the Class R Certificates will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a Payment Date in respect of the Subordinate Certificates and the Class R Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of the Subordinate Certificates and the Class R Certificates.

         In addition, the rights of the Owners of the Class M-2, Class B and Class R Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

         The rights of the Owners of the Class B and Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Class A, Class M-1 and Class M-2 Certificates and the rights of Owners of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Offered Certificates.

Application of Realized Losses

         If a Home Equity Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Home Equity Loan. The amount of such insufficiency is a Realized Loss. Realized Losses will, in effect, be absorbed first, by the Class R Certificates (both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the Overcollateralization Amount), second, by the Owners of the Class B Certificates, third, by the Owners of the Class M-2 Certificates, and, fourth, by the Owners of the Class M-1 Certificates.

         To the extent that the pool of Home Equity Loans experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Home Equity Loans, i.e, a reduction in the collateral balance will occur. Since the Overcollateralization Amount is the excess, if any, of the collateral balance over the Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the Overcollateralization Amount.

         The Pooling and Servicing Agreement requires that the Overcollateralization Amount be initially increased to, and thereafter maintained at, the Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Monthly Excess Interest Amounts to the funding of the Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the Home Equity Loans but are distributed as principal on the Offered Certificates, will increase the Overcollateralization Amount.

         If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the Offered Certificates on such Payment Date, the Aggregate Certificate Principal Balance exceeds the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period (i.e. if the level of overcollateralization is negative), then the Certificate Principal Balance of the Subordinate Certificates will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an Applied Realized Loss Amount, which is applied as a reduction in the Certificate Principal Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Class B Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Principal Balance until it is reduced to zero and then against the Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

         Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such "write down" may, on future Payment Dates be paid to Owners of the Subordinate Certificates which experienced the "write down", in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the Subordinate Certificates on such Payment Date.

Application of Monthly Excess Cashflow Amounts

         The weighted average net Coupon Rate for the Home Equity Loans is expected to be generally higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance to amortize more rapidly than the pool of Home Equity Loans, resulting in overcollateralization.

         The required level of overcollateralization for any Payment Date is the Targeted Overcollateralization Amount for such Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the Stepdown Date) $__________. Since the actual level of the Overcollateralization Amount is $___ as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount will increase to the level of the Targeted Overcollateralization Amount.

         If, once the Targeted Overcollateralization Amount has been reached, Realized Losses occur, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Loan Balance of the Home Equity Loans without giving rise to a corresponding reduction of the Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-required level of the Targeted Overcollateralization Amount.

         On and after the Stepdown Date, the Targeted Overcollateralization Amount is permitted to decrease or "step-down," below the $___________level to a level equal to ____% of the then current aggregate outstanding Loan Balance (subject to a floor of $_____________). If the Targeted Overcollateralization Amount is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates relative to the aggregate outstanding Loan Balance of the Home Equity Loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust. The amount of such releases are the Overcollateralization Release Amounts.

         On any Payment Date, the sum of the Monthly Excess Interest Amount and the Overcollateralization Release Amount is the Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

         (1) to fund the Extra Principal Distribution Amount for such Payment Date;

         (2) to fund the Class M-1 Interest Carry Forward Amount, if any;

         (3) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date;

         (4) to fund the Class M-2 Interest Carry Forward Amount, if any;

         (5) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date;

         (6) to fund the Class B Interest Carry Forward Amount, if any;

         (7) to fund the Class B Realized Loss Amortization Amount for such Payment Date;

         (8) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

         (9) to the Trustee for reimbursement of expenses of the Trustee that are not Trustee Reimbursable Expenses; and

        (10) to fund a distribution to Owners of the Class R Certificates.

         The Certificate Principal Balance of any Class of the Class A Certificates is the Initial Certificate Principal Balance of such Class as reduced by all amounts actually distributed to the Owners of such Class of Class A Certificates on all prior Payment Dates.

         "Class B Applied Realized Loss Amount" means, as to any Payment Date, the lesser of (x) the Class B Certificate Principal Balance (after taking into account the distribution of the Principal Distribution Amount on such Payment Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Applied Realized Loss Amount as of such Payment Date.

         "Class B Certificate Principal Balance" means, as of any date of determination, the Original Class B Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class B Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class B Applied Realized Loss Amounts on all prior Payment Dates.

         "Class B Realized Loss Amortization Amount" means, as of any Payment Date, the lesser of (x) the Class B Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over
(ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount and the Class B Interest Carry Forward Amount in each case for such Payment Date.

         "Class M-1 Applied Realized Loss Amount" means, as to any Payment Date, the lesser of (x) the Class M-1 Certificate Principal Balance (after taking into account the distribution of the Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Payment Date.

         "Class M-1 Certificate Principal Balance" means, as of any date of determination, the Original Class M-1 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class M-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class M-1 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-1 Realized Loss Amortization Amount" means, as of any Payment Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over
(ii) the sum of the Extra Principal Distribution Amount and the Class M-1 Interest Carry Forward Amount for such Payment Date.

         "Class M-2 Applied Realized Loss Amount" means, as to any Payment Date, the lesser of (x) the Class M-2 Certificate Principal Balance (after taking into account the distribution of the Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class B Applied Realized Loss Amount and the Class M-1 Applied Realized Loss Amount, in each case as of such Payment Date.

         "Class M-2 Certificate Principal Balance" means, as of any date of determination, the Original Class M-2 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class M-2 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class M-2 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-2 Realized Loss Amortization Amount" means, as of any Payment Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over
(ii) the sum of the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Interest Carry Forward Amount for such Payment Date.

         "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Covenant of the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Seller, any Sub-Servicer, any Owner, the Custodian or the Trustee that the representations and warranties set forth in the Pooling and Servicing Agreement are untrue in any material respect as of the Closing Date with the result that the interests of the Owners are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

         Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners, the Seller will be required promptly to cure such breach in all material respects or the Seller shall on or prior to the second Monthly Remittance Date next succeeding such discovery, such receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a "Qualified Replacement Mortgage" (as such is defined in the Pooling and Servicing Agreement) and deliver an amount equal to the excess, if any, of the Loan Balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan plus interest (the "Substitution Amount") to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Seller obtains for the Trustee, at the Seller's expense, an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC (other than the Non-REMIC Accounts) as a REMIC (a "REMIC Opinion") addressed to the Trustee. The Seller shall also deliver an Officer's Certificate to the Trustee concurrently with the delivery of a Qualified Replacement Mortgage stating that such Home Equity Loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller agrees that it shall, at its expense, furnish the Trustee either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion may occur as a result of any such repurchase or substitution. The obligation of the Seller to so substitute or repurchase any Home Equity Loan as to which a representation of warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Trustee.

         "Loan Purchase Price" means an amount equal to the Loan Balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the Monthly Remittance Date in the Remittance Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances to the extent that such reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

Assignment of Home Equity Loans

         The Seller on the Closing Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Owners all its respective right, title and interest of the Seller in and to each Initial Home Equity Loan and all its right, title and interest in and to principal and interest due on each such Initial Home Equity Loan after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal (including Prepayments received on or before the Cut-Off Date) and interest due on each Initial Home Equity Loan on or prior to the Cut-Off Date (whether or not received on or prior to the Cut-Off Date). Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Initial Home Equity Loans on the Closing Date and the Subsequent Home Equity Loans on each Subsequent Transfer Date, the Seller will be required to:

                  (i) deliver without recourse to _______________ (the "Custodian") on behalf of the Trustee on the Closing Date with respect to each Initial Home Equity Loan or on each Subsequent Transfer Date with respect to each Subsequent Home Equity Loan identified in the related Schedule of Home Equity Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) (1) the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, or if available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (2) the attorney's opinion of title, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to Seller from the applicable recording office) or a copy (if such original Mortgage has not been returned to Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing agent or the Seller or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office;

                   (ii) cause, within 60 days following the Closing Date with respect to the Initial Home Equity Loans, or Subsequent Transfer Date with respect to Subsequent Home Equity Loans, assignments of the Mortgages to "__________________, as Trustee of IMC Home Equity Loan Trust 199__-__ under the Pooling and Servicing Agreement dated as of _________, 199__" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information has not yet been received from the recording office until such information is received; provided, further, that the Seller shall not be required to record an assignment of a Mortgage (except upon the occurrence of certain triggers specified in the Pooling and Servicing Agreement) if the Seller furnishes to the Trustee and the Rating Agencies, on or before the Closing Date with respect to the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans, at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Mortgages Loans (in form satisfactory to the Trustee and the Rating Agencies);

                  (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian on behalf of the Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller, within one year after the Closing Date with respect to the Initial Home Equity Loans, or each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans); and

                  (iv) furnish to the Trustee and the Rating Agencies, at the Seller's expense, an opinion of counsel with respect to the sale and perfection of all Subsequent Home Equity Loans delivered to the Trust in form and substance satisfactory to the Trustee and the Rating Agencies.

         The Trustee will agree, for the benefit of the Owners, to cause the Custodian to review each File within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Trustee after the Closing Date or Subsequent Transfer Date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Custodian on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian on behalf of the Trustee will be required to promptly notify the Depositor, the Seller and the Owners. The Seller will agree in the Pooling and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trust along with the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date.

         In addition to the foregoing, the Custodian on behalf of the Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Custodian, on behalf of the Trustee and the Servicer shall monitor no less frequently than monthly the then current status of exceptions, until all such exceptions have been eliminated.

Servicing and Sub-Servicing

         The Servicer is required to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement, the terms of the respective Home Equity Loans, and the servicing standards set forth in Fannie Mae's Servicing Guide (the "Fannie Mae Guide"); provided, however, that to the extent such standards, such obligations or the Fannie Mae Guide is amended by Fannie Mae after the date of the Pooling and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment in accordance with the servicing standards set forth in the Pooling and Servicing Agreement.

         The Servicer may retain from the interest portion of each monthly payment, the Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

         The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent such procedures are consistent with the Pooling and Servicing Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those described in the Fannie Mae Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

         The Servicer is required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

         The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal and interest due on the Home Equity Loans after the Cut-Off Date, including any Prepayments received after the Cut-Off Date, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (a) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (b) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation and (c) any Realized Losses during the related Remittance Period, (ii) principal (including Prepayments) collected and interest due on the Home Equity Loans on or prior to the Cut-Off Date, (iii) reimbursements for Delinquency Advances, and
(iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

         The Servicer may make withdrawals for its own account from the Principal and Interest Account in the following order and only for the following purposes:

                    (i) on each Monthly Remittance Date, to pay itself the Servicing Fee;

                   (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                  (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

                   (iv) to reimburse itself for unrecovered Delinquency Advances and for any excess interest collected from a Mortgagor; and

                    (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.

         The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related repurchase or substitution, as the case may be.

         On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds any Delinquent payment of interest with respect to each Delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from collections on any Home Equity Loan that are not required to be distributed on the Payment Date occurring during the month in which such reimbursement is made (such amount to be replaced on future dates to the extent necessary) or from the Certificate Account out of the Monthly Excess Cashflow Amount.

         Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Pooling and Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Trustee.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute "Servicing Advances". The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or from certain amounts on deposit in the Certificate Account as provided in the Pooling and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

         A full month's interest at the related Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a prepayment in full of a Home Equity Loan or a Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the Coupon Rate that would be due on the related due date for such Home Equity Loan (such difference, the "Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Remittance Period), will be required to be deposited to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance Amount to be made available to the Trustee on the next succeeding Monthly Remittance Date. The Servicer shall not be entitled to reimbursement for amounts paid as Compensating Interest.

         In accordance with the terms of the Pooling and Servicing Agreement, the Servicer will have the right and the option, but not the obligation, to purchase for its own account Home Equity Loans which become delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer; provided, however, that the Servicer may not purchase any such Home Equity Loan unless the Servicer has delivered to the Trustee, at the Servicer's expense, an opinion of counsel delivered to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC (other than the Non-REMIC Accounts) as a REMIC. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

         The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within ___ months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

         The Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

         The Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (a) the provisions of the related Note and Mortgage have been complied with; (b) the loan-to-value ratio and debt-to-income ratio after any release do not exceed the loan-to-value ratio and debt-to-income ratio, respectively, of such Note on the Cut-Off Date provided that the loan-to-value ratio shall be permitted to be increased by an amount not to exceed 5%; and (c) the lien priority of the related Mortgage is not affected.

         The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a default with respect to such Home Equity Loan or in the event that a default with respect to such Home Equity Loan is imminent;

provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the Remittance Period related to the Final Scheduled Payment Date of the latest Class of Offered Certificates remaining in the Trust. Notwithstanding anything set forth in the Pooling and Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

         The Servicer shall provide written notice to the Trustee prior to the execution of any modification, waiver or amendment of any provision of any Home Equity Loan and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

         As noted under "The Seller and Servicer -- General" herein, the Servicer will be permitted under the Pooling and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution that (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

         No Sub-Servicing arrangements discharge the Servicer from its servicing obligations. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         The Servicer (except the Trustee if it is required to succeed the Servicer under the Pooling and Servicing Agreement) has agreed to indemnify and hold the Trustee and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Pooling and Servicing Agreement. The Servicer shall immediately notify the Trustee and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or Owner in respect of such claim. The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Pooling and Servicing Agreement. The indemnification provisions shall survive the termination of the Pooling and Servicing Agreement and the payment of the outstanding Certificates.

         The Servicer will be required to deliver to the Trustee and the Rating Agencies on or before April 30 of each year, commencing in ____: (i) an officers' certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (ii) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Trustee stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of Servicer

         The Trustee, at the direction of a majority of the Owners of the Offered Certificates, will have the right, pursuant to the Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation:
(a) certain acts of bankruptcy or
insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Pooling and Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Home Equity Loan Pool); (c) the failure to cure material breaches of the Servicer's representations in the Pooling and Servicing Agreement; or (d) certain mergers or other combinations of the Servicer with another entity.

         The Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Trustee.

         Upon removal or resignation of the Servicer, the Trustee may (A) solicit bids for a successor servicer as described in the Pooling and Servicing Agreement and (B) until such time as a successor Servicer is appointed pursuant to the terms of the Pooling and Servicing Agreement, shall serve in the capacity of Backup Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by FHLMC or Fannie Mae, having equity of not less than $5,000,000, and acceptable to a majority of the Owners of the Offered Certificates as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

         No removal or resignation of the Servicer will become effective until the Backup Servicer or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

The Trustee

         ___________________________, a _______________ corporation, having its principal corporate trust office at __________________________________, will be named as Trustee under the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee will be required to report in writing (based on information provided to the Trustee by the Servicer) to each Owner and the Rating Agencies:

                  i) the amount of the distribution with respect each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                  ii) the amount of such distributions allocable to principal on the Home Equity Loans, separately identifying the aggregate amount of any prepayments in full or Prepayments or other recoveries of principal included therein and any Pre-Funded Amounts distributed as a prepayment (based on a Certificate in the original principal amount of $1,000) and any Extra Principal Distribution Amount;

                  iii) the amount of such distribution allocable to interest on the Home Equity Loans (based on a Certificate in the original principal amount of $1,000);

                  iv) the Interest Carry-Forward Amount for each Class;

                  v) the principal amount of each Class of Offered Certificate (based on a Certificate in the original principal amount of $1,000) which will be Outstanding after giving effect to any payment of principal on such Payment Date;

                  vi) the aggregate Loan Balance of all Home Equity Loans after giving effect to any payment of principal on such Payment Date;

                  vii) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                  viii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution;

                  ix) the weighted average Coupon Rate of the Home Equity Loans;

                  x) LIBOR relating to such Payment Date;

                  xi) whether a Trigger Event or Subordinated Trigger Event is in effect;

                  xii) the Senior Enhancement Percentage;

                  xiii) the Overcollateralization Amount;

                  xiv) the amount of any Applied Realized Loss Amount, Realized Loss Amortizations Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date; and

                  xv) for the Payment Dates during and immediately following the Funding Period, the total remaining Pre-Funded Amount in the Pre-Funding Account.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

         In addition, on the Business Day preceding each Payment Date the Trustee will be required to distribute to each Owner and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose:

                           (a) the number and aggregate principal balances of Home Equity Loans 30-59 days delinquent, (ii) 60-89 days delinquent,
         (iii) 90 or more days delinquent, as of the close of business on the last day of the calendar month immediately preceding the Payment Date,
         (iv) the numbers and aggregate Loan Balances of all Home Equity Loans as of such Payment Date and (v) the percentage that each of the amounts represented by clauses (i), (ii) and (iii) represent as a percentage of the respective amounts in clause (iv);

                           (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date;

                           (c) the number of Mortgagors and the Loan Balances of
         (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the calendar month immediately preceding such Payment Date and (ii) Home Equity Loans that are "balloon" loans;

                           (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last day of the calendar month immediately preceding the Payment Date;

                           (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last day of the calendar month immediately preceding the Payment Date;

                           (f) the amount of cumulative Realized Losses since the Closing Date, the current period Realized Losses (each as defined in the Pooling and Servicing Agreement) and any other loss percentages as required by the Pooling and Servicing Agreement; and

                           (g) the aggregate Loan Balances of 60+ Day Delinquent Loans.

Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If any such event occurs and is continuing, then and in every such case the Seller or the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class R Certificates, may appoint a successor trustee.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Seller and the Servicer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC, (iii) curing any ambiguity, (iv) correcting, or supplementing any provisions therein which are inconsistent with any other provisions therein, or (v) for any other purpose, provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Offered Certificates. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

         The Trustee will be required to furnish written notification of the substance of any such amendments to each Owner in the manner set forth in the Pooling and Servicing Agreement.

Termination of the Trust

         The Pooling and Servicing Agreement will provide that the Trust will terminate upon the payment to the Owners of all Certificates from amounts of all amounts required to be paid to such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation (as defined in the Pooling and Servicing Agreement) of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the Lower-Tier REMIC to adopt a plan of complete liquidation, as contemplated by
Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

Optional Termination

         By Owners of Class R Certificates. At their option, the Owners of a majority of the Percentage Interest represented by the Class R Certificates then Outstanding may on any Monthly Remittance Date after the Clean-Up Call Date purchase from the Trust all (but not fewer than all) remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Estate, and thereby effect early retirement of the Certificates. The proceeds from any such termination may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO property underlying the Home Equity Loans and such appraisal value is less than principal balance of the related Home Equity Loans.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Upper-Tier REMIC or the Lower-Tier REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interests represented by the Offered Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following section discusses certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. Such section must be considered only in connection with "Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         The Trust (other than the Non-REMIC Accounts) will consist of two segregated asset pools with respect to which elections will be made to treat each as a separate REMIC for federal income tax purposes. The Lower-Tier REMIC will issue several uncertificated subclasses of non-voting interests (the "Lower-Tier REMIC Regular Interests"), which will be designated as the regular interests in the Lower-Tier REMIC and the uncertificated "Lower-Tier REMIC Residual Class", which will be designated as the residual interest in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will consist of the Home Equity Loans and all other property in the Trust Estate except for the property in the Trust Estate allocated to the Upper-Tier REMIC and the Non-REMIC Accounts. The Upper-Tier REMIC will issue the Offered Certificates all of which will be designated as regular interests in the Upper-Tier REMIC, and the Class R Certificate which will be designated as the residual interest in the Upper-Tier REMIC. The assets of the Upper-Tier REMIC will consist of the Lower-Tier REMIC Regular Interests and the Upper-Tier Distribution Account. See "Formation of the Trust and Trust Property" herein.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Arter & Hadden LLP, special tax counsel, is of the opinion that, for federal income tax purposes, assuming (i) the REMIC elections are made and (ii) compliance with the Pooling and Servicing Agreement, each of the Lower-Tier REMIC and the Upper-Tier REMIC will be treated as a REMIC, the Offered Certificates will be treated as "regular interests" in the Upper-Tier REMIC, the Class R Certificate will be treated as the sole "residual interest" in the Upper-Tier REMIC, the Lower-Tier REMIC Regular Interests will be treated as "regular interests" in the Lower-Tier REMIC, and the Lower-Tier REMIC Residual Class will be the sole "residual interest" in the Lower-Tier REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by such REMIC on the date on which those interests are created, and not as ownership interests in such REMIC or its assets. Owners of the

Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method.

         The prepayment assumption for each Class of the Offered Certificates for calculating original issue discount is 100% of the related Prepayment Assumption. No representation is made as to the actual rate at which the Home Equity Loans will prepay. See "Prepayment and Yield Considerations -- Prepayment and Yield Scenarios for Offered Certificates" herein.

         As a result of the qualification of the Lower-Tier REMIC and the Upper-Tier REMIC as REMICs, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Federal Income Tax Consequences" in the Prospectus). The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the Beneficial Owners of the Certificates.

         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Offered Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Home Equity Loans and any other assets held by the Trust. In such an event, persons providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

         One such exception applies if the class of equity interests in question is (i) "widely held", (ii) freely transferable, and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition the regulation provides that if at all times more than 75% of the value of classes of equity interests in the Trust are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Trust.

         The DOL has issued to_________________________ an individual prohibited transaction exemption from certain of the prohibited transaction rules of ERISA (the "Exemption"), with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include home equity loans such as the Home Equity Loans.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arms-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

                  (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by the Trustee and the Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Moreover, the Exemption provides relief from certain self-dealing/ conflict of interest prohibited transactions only if, among other requirements,
(i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;
(ii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Home Equity Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         On July 21, 1997, the DOL published in the Federal Register amendments to the Exemptions ("PTE 97-34"), which extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendments generally allow Mortgage Loans supporting payments to Owners, and having a principal amount equal to no more than 25% of the total principal amount of the Certificates being offered by the Trust, to be transferred to the Trust within a funding period no longer than 90 days or three months following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief will apply to the purchase, sale and holding of the Class A Certificates, provided that the following general conditions are met:

                  (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") does not exceed 25%;

                  (2) all Subsequent Home Equity Loans meet the same terms and conditions for eligibility as the original Home Equity Loans used to create the Trust, which terms and conditions have been approved by the Rating Agencies;

                  (3) the transfer of such Subsequent Home Equity Loans to the Trust during the Funding Period does not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from a Rating Agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Home Equity Loans and Subsequent Home Equity Loans in the Trust at the end of the Funding Period is not more than 100 basis points lower than the Average Interest Rate for the Home Equity Loans which were transferred to the Trust on the Closing Date;

                  (5) either: (i) the characteristics of the Subsequent Home Equity Loans are monitored by an insurer or other credit support provider which is independent of the Company; or (ii) an independent accountant retained by the Company provides the Company with a letter (with copies provided to the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Subsequent Home Equity Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Home Equity Loans which were transferred to the Trust as of the Closing Date;

                  (6) the Funding Period ends no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

                  (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agencies and; (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by such Rating Agency;

                  (8) the Prospectus or Prospectus Supplement describes: (i) any Pre-Funding Account and/or Capitalized Interest Account; (ii) the duration of the Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Funding Period that will be remitted to Owners as repayments of principal; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to Owners as repayments of principal; and

                  (9) the Pooling and Servicing Agreement describes the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for eligibility of Subsequent Home Equity Loans.

         It is believed that all of the conditions for exemptive relief under the amendments to the Exemptions with respect to pre-funding have been or will be satisfied.

         [The exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Mezzanine Certificates and Class B Certificates because such Certificates are subordinate to certain other Classes of Certificates. Accordingly, Plans may not purchase the Mezzanine Certificates or Class B Certificates, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg.

35925 (July 12, 1995) ("PTCE 95-60") is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available. Pursuant to PTCE 95-60 certain representations or opinions must be made to qualify. By the transferee's acceptance of the Mezzanine Certificates or Class B Certificates such transferee will be deemed to have represented that either (i) it is not a Plan and is not acquiring such Certificate with the assets of a Plan or (ii) such transferee and its acquisition of such Certificates comply with the requirements in PTCE 95-60. In the event that such representations are violated, the transferee must provide the opinions provided for under PTCE 95-60 or any attempted transfers or acquisitions shall be void and of no effect.]

         In addition, as of the date hereof, there is no single Home Equity Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate. Before purchasing a Class A Certificate based on the Exemption, however, a fiduciary of a Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in the Exemption would be satisfied.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, as amended by PTE 97-34, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         In addition to the matters described above, purchasers of an Offered Certificate that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Offered Certificates.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that the Offered Certificates receive at least the ratings from the Rating Agencies as follows:

Class                Moody's              Standard & Poor's           Fitch
-----                -------              -----------------           -----

A-1 through A-6      Aaa                  AAA                         AAA
A-7IO                Aaa                  AAAr                        AAA
M-1                  Aa2                  AA                          AA+
M-2                  A2                   A                           A+
B                    Baa3                 BBB-                        BBB

         Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, Standard & Poor's, 26 Broadway, New York, New York 10004 and Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings assigned by Fitch to pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying loans and the credit quality of the credit support provider. Fitch's ratings on home equity pass-through Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Owners might suffer a lower than anticipated yield or that investors in the Class A-7IO Certificates may not fully recover their investment.

         The ratings of Moody's on home equity pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying home equity loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

          Ratings which are assigned to securities such as the Class A-7IO Certificates generally evaluate the ability of the seller (i.e., the Trust) to make payments, as required by such securities. The amounts distributable on the Class A-7IO Certificates consist only of interest. In general, the ratings address credit risk and not prepayment risk. If all of the Home Equity Loans were to prepay in the initial month, with the result that investors in the Class A-7IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Owners will nevertheless have been paid, and such result is consistent with the "Aaa/AAAr/AAA" ratings received on the Class A-7IO Certificates.

         The "r" symbol is appended to the rating by Standard & Poor's of Class A-7IO Certificates because they are interest-only Certificates that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks created by the terms of such Certificates. The absence of an "r" symbol in the rating of the other Classes of Offered Certificates should not be taken as an indication that such Certificates will experience no volatility or variability in total return.

         The ratings of Moody's, Standard & Poor's and Fitch do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Depositor has not requested a rating of the Certificates offered hereby by any rating agency other than Moody's, Standard & Poor's and Fitch and the Depositor has not provided information relating to the Certificates offered hereby or the Home Equity Loans to any rating agency other than Moody's, Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by any of Moody's, Standard & Poor's and Fitch.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will [not] constitute "mortgage related securities" for purposes of SMMEA. [Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Offered Certificates.]

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Certificates set forth opposite its name below:

                             Class A-1 Certificates

         Underwriters                                      Principal Amount
         ------------                                      ----------------

                                                           $




              Total                                        $



                             Class A-2 Certificates

         Underwriters                                      Principal Amount
         ------------                                      ----------------

                                                           $




              Total                                        $



                             Class A-3 Certificates

         Underwriters                                      Principal Amount
         ------------                                      ----------------

                                                           $




              Total                                        $



                             Class A-4 Certificates

         Underwriters                                      Principal Amount
         ------------                                      ----------------

                                                           $




              Total                                        $

                             Class A-5 Certificates

         Underwriters                                      Principal Amount
         ------------                                      ----------------

                                                           $




              Total                                        $



                             Class A-6 Certificates

         Underwriters                                      Principal Amount
         ------------                                      ----------------

                                                           $




              Total                                        $



                            Class A-7IO Certificates

         Underwriter                                       Percentage Interest
         -----------                                       -------------------





         No principal payments are distributed with respect to the Class A-7IO Certificates. Interest will be distributed and calculated on the basis of the Notional Principal Amount. Bear, Stearns & Co. Inc. is the sole underwriter with respect to the Class A-7IO Certificates.


                             Class M-1 Certificates

              Underwriters                                 Principal Amount
              ------------                                 ----------------

                                                           $




              Total                                        $



                                Class M-2 Certificates

         Underwriters                                      Principal Amount
         ------------                                      ----------------

                                                           $




              Total                                        $

                              Class B Certificates

         Underwriters                                      Principal Amount
         ------------                                      ----------------

                                                           $




              Total                                        $

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the related Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                             Selling          Reallowance
      Class                                 Concession          Discount
      -----                                 ----------          --------
      A-1............................
      A-2............................
      A-3............................
      A-4............................
      A-5............................
      A-6............................
      A-7IO..........................
      M-1............................
      M-2............................
      B..............................

         After the initial public offering, such prices, concessions and discounts may be changed.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Arter & Hadden LLP, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Seller and the Depositor by Arter & Hadden LLP. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by _____________________________________________.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered $_______________ IMC Home Equity Loan Pass-Through Certificates, Series 199__-__ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day month's or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis either a 360-day year comprised of 30-day month's or of the actual number of days in such accrual period and a year assumed to consist to 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Note Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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


                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

Accrual Period.............................................. S-5
Aggregate Certificate Principal Balance..................... S-3
Applied Realized Loss Amount................................ S-12
Appraised Values............................................ S-27
Available Funds Cap......................................... S-2
Average Interest Rate....................................... S-64
Backup Servicer............................................. S-23
Balloon Loans............................................... S-22
Beneficial Owners........................................... S-15
Book-Entry Certificates..................................... S-45
Capitalized Interest Account................................ S-15
Cede........................................................ S-16
Cedel....................................................... S-15
Cedel Participants.......................................... S-46
Certificate Account......................................... S-41
Certificate Principal Balance............................... S-1
Chase Manhattan Bank........................................ S-16
Citibank, N.A. ............................................. S-16
Class....................................................... S-1
Class A Certificates........................................ S-2
Class A Principal Distribution Amount....................... S-9
Class A-1 Certificates...................................... S-2
Class A-1 Pass-Through Rate................................. S-2
Class A-2 Certificates...................................... S-2
Class A-3 Certificates...................................... S-2
Class A-4 Certificates...................................... S-2
Class A-5 Certificates...................................... S-2
Class A-6 Certificates...................................... S-2
Class A-6 Lockout Distribution Amount....................... S-8
Class A-6 Lockout Percentage................................ S-8
Class A-6 Lockout Pro Rata Distribution Amount.............. S-8
Class A-7IO Certificates.................................... S-2
Class B Applied Realized Loss Amount........................ S-51
Class B Certificate Principal Balance....................... S-51
Class B Certificates........................................ S-2
Class B Principal Distribution Amount....................... S-9
Class B Realized Loss Amortization Amount................... S-51
Class Distribution Amount................................... S-5
Class M-1 Realized Loss Amortization Amount................. S-51
Class M-1 Applied Realized Loss Amount...................... S-51
Class M-1 Certificate Principal Balance..................... S-51
Class M-1 Certificates...................................... S-2
Class M-1 Principal Distribution Amount..................... S-9
Class M-2 Applied Realized Loss Amount...................... S-51
Class M-2 Certificate Principal Balance..................... S-51
Class M-2 Certificates...................................... S-2
Class M-2 Principal Distribution Amount..................... S-9
Class M-2 Realized Loss Amortization Amount................. S-51
Class R Certificates........................................ S-3
Clean-Up Call Date.......................................... S-16

Closing Date................................................ S-3
Code........................................................ S-18
Combined Loan-to-Value Ratios............................... S-30
Compensating Interest....................................... S-56
Cooperative................................................. S-47
Coupon Rate................................................. S-4
CPR......................................................... S-35
Current Interest............................................ S-6
Custodian................................................... S-3
Cut-Off Date................................................ S-3
D&P......................................................... S-63
Daily Collections........................................... S-55
Date-of-Payment Loans....................................... S-33
Definitive Certificate...................................... S-45
Delinquency Advances........................................ S-55
Depositor................................................... S-3
DOL......................................................... S-62
DTC......................................................... S-15
DTC Participants............................................ S-46
ERISA....................................................... S-62
Euroclear................................................... S-15
Euroclear Operator.......................................... S-47
Euroclear Participants...................................... S-46
Euroclear System............................................ S-15
European Depositaries....................................... S-45
Exchange Act................................................ S-69
Exemption................................................... S-63
Expense Fee Rate............................................ S-42
Extra Principal Distribution Amount......................... S-10
FannieMae................................................... S-23
FHLMC....................................................... S-24
Final Determination......................................... S-61
Financial Intermediary...................................... S-45
Fitch....................................................... S-17
FNMA Guide.................................................. S-54
Funding Period.............................................. S-15
Home Equity Loans........................................... S-3
Initial Home Equity Loans................................... S-4
Interest Amount Available................................... S-6
Interest Carry Forward Amount............................... S-6
Interest Remittance Amount.................................. S-6
LIBOR....................................................... S-2
LIBOR Determination Date.................................... S-44
Loan Balance................................................ S-27
Loan Purchase Price......................................... S-52
Lower-Tier REMIC............................................ S-17
Maximum Collateral Amount................................... S-16
Mezzanine Certificates...................................... S-2
Monthly Excess Cashflow Amount.............................. S-13
Monthly Remittance Date..................................... S-8

Moody's..................................................... S-17
Mortgagor................................................... S-33
Net Liquidation Proceeds.................................... S-55
Non-REMIC Accounts.......................................... S-17
Notes....................................................... S-27
Notional Principal Amount................................... S-2
Offered Certificates........................................ S-2
Original Aggregate Loan Balance............................. S-27
Overcollateralization Amount................................ S-10
Overcollateralization Deficiency............................ S-10
Overcollateralization Release Amount........................ S-10
Owners...................................................... S-5
Participants................................................ S-45
Payment Date................................................ S-5
Percentage Interest......................................... S-42
Plans....................................................... S-62
Pooling and Servicing Agreement............................. S-3
Preference Amount........................................... S-10
Prepayment Assumption....................................... S-35
Prepayments................................................. S-19
Preservation Expenses....................................... S-56
Pre-Funded Amount........................................... S-14
Pre-Funding Account......................................... S-3
Pre-Funding Limit........................................... S-64
Principal and Interest Account.............................. S-54
Principal Distribution Amount............................... S-8
Principal Remittance Amount................................. S-8
Properties.................................................. S-3
Qualified Replacement Mortgage.............................. S-52
Rating Agencies............................................. S-17
REMIC Opinion............................................... S-52
Realized Loss............................................... S-11
Record Date................................................. S-5
Register.................................................... S-41
Registrar................................................... S-41
Relevant Depositary......................................... S-45
Remittance Period........................................... S-8

Restricted Group............................................ S-63
Riegle Act.................................................. S-21
Rules....................................................... S-45
Seller...................................................... S-3
Senior Enhancement Percentage............................... S-10
Senior Specified Enhancement Percentage..................... S-10
Servicer.................................................... S-3
Servicer Termination Events................................. S-58
Servicing Advance........................................... S-56
Servicing Fee............................................... S-11
SMMEA....................................................... S-18
Standard & Poor's........................................... S-17
Stepdown Date............................................... S-9
Subordinate Certificates.................................... S-2
Subsequent Cut-Off Date..................................... S-20
Subsequent Home Equity Loans................................ S-3
Subsequent Transfer Agreement............................... S-20
Subsequent Transfer Date.................................... S-15
Substitution Amount......................................... S-52
Sub-Servicers............................................... S-23
Sub-Servicing Agreements.................................... S-23
Targeted Overcollateralization Amount....................... S-10
Telerate Page 3750.......................................... S-44
Terms and Conditions........................................ S-47
Trigger Event............................................... S-9
Trust....................................................... S-1
Trust Estate................................................ S-40
Trustee..................................................... S-3
Trustee Fee................................................. S-3
Underwriters................................................ S-67
Unpaid Realized Loss Amount................................. S-51
Upper-Tier REMIC............................................ S-17
Weighted average life....................................... S-35

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


================================================================================
         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                                 --------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                              PROSPECTUS SUPPLEMENT

Summary..................................................................  S-
Risk Factors.............................................................  S-
The Seller and Servicer..................................................  S-
The Depositor............................................................  S-
Use of Proceeds..........................................................  S-
The Home Equity Loan Pool................................................  S-
Prepayment and Yield Considerations......................................  S-
Formation of the Trust and Trust Property................................  S-
Additional Information...................................................  S-
Description of the Offered Certificates..................................  S-
Credit Enhancement.......................................................  S-
The Pooling and Servicing Agreement......................................  S-
Federal Income Tax Consequences..........................................  S-
ERISA Considerations.....................................................  S-
Ratings..................................................................  S-
Legal Investment Considerations..........................................  S-
Underwriting.............................................................  S-
Report of Experts........................................................  S-
Certain Legal Matters....................................................  S-
Index to Location of Principal Defined Terms.............................  A-1

                                   PROSPECTUS

Summary of Prospectus....................................................
Risk Factors.............................................................
Description of the Securities............................................
The Trusts...............................................................
Credit Enhancement.......................................................
Servicing of Mortgage Loans..............................................
Pooling and Servicing Agreement..........................................
The Indenture............................................................
Use of Proceeds..........................................................
The Depositor............................................................
Certain Legal Aspects of the Mortgage Assets.........
Legal Investment Matters.............................
ERISA Considerations.................................
Federal Income Tax Consequences......................
Plan of Distribution.................................
Ratings..............................................
Legal Matters........................................
Financial Information................................
Index to Location of Principal Defined Terms.........

================================================================================

================================================================================



                                $_______________


                              IMC HOME EQUITY LOAN
                                 TRUST 199__-__



                                     [LOGO]



                              IMC MORTGAGE COMPANY
                               Seller and Servicer



                              IMC SECURITIES, INC.
                                    Depositor





                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------






                                 [Underwriters]



                           ___________________, 19___

================================================================================